Exhibit 4.1

CH2M HILL COMPANIES, LTD.
as Issuer

and the Guarantors party hereto

10% Senior Second Lien Notes due 2020

INDENTURE
Dated as of April 28, 2017

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Secured Notes Collateral Agent

i

		Page

SECTION 7.8.	Successor by Merger	74
SECTION 7.9.	Eligibility; Disqualification	74
SECTION 7.10.	Limitation on Duty	74
SECTION 7.11.	Preferential Collection of Claims Against the Issuer	74

	ARTICLE VIII

	DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.	Discharge of Liability on Notes; Defeasance	74
SECTION 8.2.	Conditions to Defeasance	76
SECTION 8.3.	Application of Trust Money	77
SECTION 8.4.	Repayment to Issuer	77
SECTION 8.5.	Indemnity for U.S. Government Obligations	77
SECTION 8.6.	Reinstatement	78

	ARTICLE IX

	AMENDMENTS

SECTION 9.1.	Without Consent of Holders	78
SECTION 9.2.	With Consent of Holders	80
SECTION 9.3.	Effect of Consents and Waivers	81
SECTION 9.4.	Notation on or Exchange of Notes	81
SECTION 9.5.	Trustee and Secured Notes Collateral Agent to Sign Amendments	81

	ARTICLE X

	GUARANTIES

SECTION 10.1.	Guaranties	82
SECTION 10.2.	Limitation on Liability; Termination, Release and Discharge	84
SECTION 10.3.	Right of Contribution	84
SECTION 10.4.	Subrogation	85
SECTION 10.5.	Execution and Delivery	85

	ARTICLE XI

	COLLATERAL AND SECURITY

SECTION 11.1.	Appointment of the Secured Notes Collateral Agent	85
SECTION 11.2.	Collateral	86
SECTION 11.3.	Release of Liens on the Collateral	86
SECTION 11.4.	Authorization of Actions to be Taken by the Trustee or the Secured Notes Collateral Agent Under the Second Lien Collateral Documents and the Intercreditor Agreement	87
SECTION 11.5.	Second Lien Collateral Documents	89
SECTION 11.6.	Concerning the Secured Notes Collateral Agent	89

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors
EXHIBIT E	Form of Supplemental Indenture
EXHIBIT F	Form of Joinder Agreement to Second Lien Collateral Agreement
EXHIBIT G	Form of Compliance Certificate

SCHEDULES
SCHEDULE 4.1	Liens
SCHEDULE 4.2	Investments
SCHEDULE 4.3	Indebtedness

INDENTURE, dated as of April 28, 2017, as amended or supplemented from time to time (this “Indenture”), among CH2M HILL COMPANIES, LTD., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), the Guarantors (as defined herein) from time to time party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Secured Notes Collateral Agent”).

Recitals

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):

ARTICLE I

DEFINITIONS

SECTION 1.1.                                   Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition by any Person of (i) all or substantially all of the assets of another Person or (ii) any business unit or division of another Person, (b) the acquisition by any Person of Equity Interests of any other Person resulting in the acquiring Person having the ability to Control the acquired Person, or otherwise causing any other Person to become a Subsidiary of such Person or (c) a merger or consolidation, or any other combination, of any Person with another Person (other than a Person that is a wholly-owned Subsidiary) in which the Issuer or a Subsidiary of the Issuer is the surviving Person.  Notwithstanding the foregoing, the formation of any Joint Venture, or the acquisition of any interest in any Joint Venture, shall not be deemed to constitute an “Acquisition” for purposes of this Indenture.

“Additional First Lien Indebtedness” means Additional Senior Indebtedness (as defined in the Intercreditor Agreement).

“Additional Transaction Condition” means, with respect to any applicable Investment or Restricted Payment, the ability of the Issuer to demonstrate that the aggregate amount of Specified EBITDA Add-backs during the four (4) Fiscal Periods most recently ended prior to such transaction for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b) did not exceed 11.5% of Consolidated Adjusted EBITDA during such period.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified (excluding any trustee under, or any committee with responsibility for administering, any Employee Benefit Plan).

“Agent” means any Registrar, Paying Agent, Notes Custodian, co-registrar or additional paying agent.

“Applicable Prepayment Premium” means with respect to any redemption or prepayment of all or any part of the principal amount of the Notes being redeemed or prepaid in connection with a Triggering

Event, a premium equal to the amount set forth below (expressed as a percentage of the principal amount of the Notes so redeemed or prepaid) if redeemed or prepaid during each period set forth below:

Period
From	Through	Premium
Issue Date	April 28, 2018	10%
April 29, 2018	April 28, 2019	3%
April 29, 2019	October 28, 2019	1.5%
October 29, 2019	Maturity Date	0%

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Attributable Debt” means, on any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“Available Restricted Payments Amount” means, with respect to any Restricted Payment or Subordinated Debt Payment, as applicable, proposed to be made, at any time, the sum (without duplication) of:

(a)                                 50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2017 to the end of the most recently completed Fiscal Period for which Consolidated financial statements of the Issuer have been delivered pursuant to Section 3.2(a) or Section 3.2(b), as applicable (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit), plus

(b)                                 100% of the aggregate net cash proceeds, and the fair market value of property and marketable securities, received by the Issuer from the issue or sale of its Equity Interests after the Issue Date (other than sales of Equity Interests (A) to a Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary for the benefit of its employees or (B) the proceeds of which were previously used to make Restricted Payments pursuant to Section 4.6 (b)(i)), minus

(c)                                  the aggregate amount of the LRRP Deficit, if any, calculated as of such date minus

(d)                                 the aggregate amount of Subordinated Debt Payments  made pursuant to Section 4.10(c), after the Issue Date and prior to such time.

“Bank Product” means any of the following products, services or facilities extended by any Person to the Issuer or any Subsidiary: (a) Cash Management Services extended to any Note Party (either for itself or for one or more of its Subsidiaries); (b) products under any Hedging Agreement entered into with any Note Party (either for itself or for one or more of its Subsidiaries); (c) up to $57,500,000 of letters of credit and bank guarantees (other than any Credit issued under any First Lien Facility) the account party of which is any Note Party or a Subsidiary (provided that any Note Party has guaranteed or is a primary obligor with respect to such Subsidiary’s letters of credit or bank guaranties), and (d) commercial credit card, purchase card and merchant card services extended to any Note Party (either for itself or for one or more of its Subsidiaries).

“Bank Undertaking” means any independent undertaking of the L/C Issuer within the meaning of, and complying with the requirements of, 12 C.F.R. §7.1016 as to which the issuer’s obligation to honor depends upon the presentation of specified documents and not upon non-documentary conditions or resolution of any questions of fact or law, issued pursuant to any First Lien Facility.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), and the rules and regulations promulgated thereunder.

“Bankruptcy Laws” means, collectively, (a) the Bankruptcy Code and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers, sole member or managing member or other governing body of such entity, or in each case, any duly authorized committee thereof.  The term “directors” means members of the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York, the city and state where the Issuer’s chief executive office is located or the location of a place of payment.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Leases” means all leases that have been or should be recorded as capitalized leases in accordance with GAAP.

“Cash” means money, currency or a credit balance in a deposit account.

“Cash Equivalents” means, as to any Person, any of the following:

(a)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 360 days from the date of acquisition;

(b)                                 domestic and Eurodollar certificates of deposit, time or demand deposits or bankers’ acceptances maturing within 180 days after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any lender under any First Lien Facility, including the First Lien Credit Agreement, or by any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000 whose short-term securities are rated at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s;

(c)                                  fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) of this definition entered into with any bank meeting the qualifications specified in clause (d) of this definition;

(d)                                 commercial paper issued by the parent corporation of any such lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $250,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s, and in each case maturing not more than 180 days after the date of acquisition by such Person; and

(e)                                  Investments made in accordance with the Issuer’s investment policy as such policy is approved by the Issuer’s chief financial officer from time to time, so long as such Investments constitute cash or cash equivalents in accordance with GAAP.

“Cash Management Services” means any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“CFC Debt” means intercompany loans, Indebtedness or receivables owed or treated as owed by one or more Foreign Subsidiaries.

“Change of Control” means any of the following occurs:

(a)                                 an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the trustees of the CH2M HILL Retirement and Tax Deferred Savings Plan, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that a person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30.0% or more of the issued and outstanding Equity Interests of the Issuer entitled to vote for members of the Board of Directors on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)                                 any Person, or two or more Persons acting in concert, acquires (by contract or otherwise), or will have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Issuer, or control over the Equity Interests of the Issuer representing greater than 30.0% of the combined voting power of all Equity Interests of the Issuer entitled to vote in the election of members of the Board of Directors of the Issuer on a fully diluted basis (taking into account all Equity

Interests that such Person or Persons have the right to acquire pursuant to any option right, or have the right to convert or convert into pursuant to any other Equity Interest or other right or interest); or

(c)                                  the failure of a majority of the seats (other than vacant seats) on the Board of Directors of the Issuer to be occupied by persons who were approved by the Board of Directors of the Issuer or appointed by directors so approved.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means the collateral security for the Second Lien Obligations pledged or granted pursuant to the Second Lien Collateral Documents.

“Company Order” means a written request or order signed in the name of the Issuer by any Officer of the Issuer.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Consolidated” refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Adjusted EBITDA” means, as calculated for the Issuer and its Subsidiaries on a Consolidated basis for any period, Consolidated Net Income for such period:

(a)                                 increased, to the extent deducted in calculating such Consolidated Net Income (without duplication), in each case calculated for such period, by the sum of:

(i)                                     Consolidated Interest Expense; plus

(ii)                                  all amounts treated as expenses for such period for depreciation and the amortization of intangibles of any kind; plus

(iii)                               all federal, state, local and foreign Taxes on or measured by income accrued by the Issuer and its Consolidated Subsidiaries during such period (but net of any federal, state, local and foreign Tax credits claimed by the Issuer and its Consolidated Subsidiaries for such period); plus

(iv)                              all expenses associated with the non-cash portion of all share-based compensation; plus

(v)                                 non-cash charges related to (A) restructuring, (B) asset impairment or (C) estimated project losses (including non-extraordinary items), provided, that, the amount of non-cash project losses incurred after June 24, 2016 that are attributable to Inpex and MoPac and added back pursuant to this clause (v) shall not exceed $50,000,000 in the aggregate during all Fiscal Periods beginning on or after June 25, 2016; plus

(vi)                              cash restructuring charges incurred after June 24, 2016 in an aggregate amount not to exceed $70,000,000 in the aggregate during all Fiscal Periods beginning on or after June 25, 2016; plus

(vii)                           other (A) extraordinary expenses or (B) non-recurring expenses actually paid in cash during such period in an aggregate amount not to exceed $10,000,000 in any Fiscal Year; plus

(viii)                        50% of annual projected cost savings originating from restructuring efforts made after June 24, 2016, in an amount not to exceed (A) for the period consisting of the four consecutive Fiscal Periods ending on March 31, 2017, $35,100,000, (B) for the period consisting of the four consecutive Fiscal Periods ending on June 30, 2017, $21,000,000, (C) for the period consisting of the four consecutive Fiscal Periods ending on September 29, 2017, $7,000,000 and (D) for each period consisting of four consecutive Fiscal Periods ending thereafter, $0;

(b)                                 decreased by the sum of:

(i)                                     cash payments related to (A) restructuring, (B) asset impairment and (C) non-cash estimate project losses (including non-extraordinary items) for any period to the extent included in the computation of Consolidated Adjusted EBITDA pursuant to clause (a)(v) above; plus

(ii)                                  to the extent included in calculating Consolidated Net Income, all amounts recorded related to (A) extraordinary gains or (B) non-recurring gains; and

(c)                                  increased by the amount, not to exceed $178,000,000 in the aggregate, of cash payments deducted from Consolidated Net Income pursuant to clause (b)(i) above and other amounts deducted from Consolidated Net Income pursuant to clause (b)(ii) above, in each case attributable to Inpex and MoPac, for any  Fiscal Period ending before April 1, 2017 in which such payments or other amounts are or were deducted from Consolidated Net Income pursuant to such clauses (b)(i) and (b)(ii), except that $78,000,000 of such payments or other amounts added back to Consolidated Net Income pursuant to this clause (c) shall be treated as having been added back during the Fiscal Period ended June 24, 2016.

Notwithstanding the foregoing, Consolidated Adjusted EBITDA shall be calculated to exclude the impact of up to $19,000,000 of the net settlement related to the West Deptford Development.

“Consolidated Adjusted EBITDAR” means, as calculated for the Issuer and its Subsidiaries on a Consolidated basis for any period, Consolidated Adjusted EBITDA for such period; plus, in computing Consolidated Adjusted EBITDA pursuant to clause (a) of such definition, Consolidated Lease Expense for such period.

“Consolidated First Lien Debt” means, as of any date of determination, calculated for the Issuer and its Subsidiaries on a Consolidated basis, the aggregate principal amount of Consolidated Total Funded Debt (other than Subordinated Debt) outstanding on such date that is secured by a Lien that is not expressly subordinated to the Liens securing the Secured Obligations (as defined in the First Lien Credit Agreement (as in effect on the Issue Date)) granted pursuant to the First Lien Collateral Documents.

“Consolidated First Lien Leverage Ratio” means, as determined as of the last day of any Fiscal Period, calculated for the Issuer and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated First Lien Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the period consisting of the four consecutive Fiscal Periods ending on such date of determination.

“Consolidated Fixed Charge Coverage Ratio” means, as determined as of the last day of any Fiscal Period, calculated for the Issuer and its Subsidiaries on a Consolidated basis for the period consisting of the four consecutive Fiscal Periods ending on such date of determination (except as otherwise expressly noted in clause (iii) below), the ratio of (a) Consolidated Adjusted EBITDAR to (b) the sum, without duplication, of (i) Consolidated Interest Expense, (ii) Consolidated Lease Expense, (iii) the Current Portion of Consolidated Long Term Debt as of such date of determination, and (iv) cash dividends paid or accrued on Preferred Stock.

“Consolidated Interest Expense” means, as calculated for the Issuer and its Subsidiaries on a Consolidated basis for any period, the sum (without duplication) of:

(a)                                 all interest, prepayment premium payments (including payments in respect of the Applicable Prepayment Premium), debt discount, fees, charges and related expenses in connection with borrowed money (including all commissions, discounts, fees and other charges under letters of credit and similar instruments and all capitalized interest) or in connection with the deferred purchase price of assets during such period; plus

(b)                                 the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP; plus

(c)                                  dividends accrued on Preferred Stock, to the extent that such Preferred Stock is treated as a liability pursuant to GAAP; plus

(d)                                 all accrued losses under interest rate Swap Contracts during such period to the extent not included in clause (a) above; minus

(e)                                  all accrued gains under interest rate Swap Contracts during such period.

“Consolidated Lease Expense” means, as calculated for the Issuer and its Subsidiaries on a Consolidated basis for any period, total lease expense under all operating leases, determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, as determined as of the last day of any Fiscal Period, calculated for the Issuer and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Total Funded Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the period consisting of the four consecutive Fiscal Periods ending on such date of determination.

“Consolidated Net Income” means, as calculated for the Issuer and its Subsidiaries on a Consolidated basis for any period, the sum of net income (or loss) for such period, but excluding:

(a)                                 any income of any Person if such Person is not a Subsidiary, except that the Issuer’s direct or indirect equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or any Subsidiary as a dividend or other distribution; and

(b)                                 the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary; provided that this clause (b) solely as it relates to the Payment Prohibition will not apply in determining whether the income of Halcrow

Group Limited and its Consolidated Subsidiaries may be included in the calculation of Consolidated Net Income, provided that, as of any date of determination while the Payment Prohibition is in effect, no more than $50,000,000 of the income of Halcrow Group Limited and its Consolidated Subsidiaries may be included in the calculation of Consolidated Net Income for any period consisting of the four consecutive Fiscal Periods ending on such date of determination.

“Consolidated Subsidiary” of a Person means a Subsidiary of such Person, the results of operations and the financial position of which Subsidiary are included in the financial statements of such Person as if such Person and all of its Consolidated Subsidiaries were a single economic entity in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date of determination, the total tangible assets of the Issuer and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP.

“Consolidated Total Funded Debt” means, as of any date of determination, calculated for the Issuer and its Subsidiaries on a Consolidated basis, the sum (without duplication) of:

(a)                                 the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including all Second Lien Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus

(b)                                 all direct obligations arising under letters of credit (whether standby or commercial), bankers’ acceptances, bank guaranties and other financial guarantees, plus

(c)                                  all Attributable Debt in respect of all Capitalized Leases, plus

(d)                                 without duplication, all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) of this definition of Persons other than the Issuer or any of its Consolidated Subsidiaries, plus

(e)                                  all obligations of such Person to purchase, redeem, retire, defease or make other similar principal payments (other than dividends) in respect of Disqualified Equity Interests in cash valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due, plus

(f)                                   all Indebtedness of the types referred to in clause (a) through (e) of this definition of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which the Issuer or any of its Consolidated Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to the Issuer or such Subsidiaries;

provided that Consolidated Total Funded Debt will not include (without duplication) (1) Indebtedness in respect of Swap Contracts, including the Swap Termination Value thereof, (2) obligations to the extent that such obligations are indirect, contingent obligations (other than L/C Obligations (as defined in the First Lien Credit Agreement (as in effect on the Issue Date)) and contingent obligations with respect to the undrawn face amount of any Credit) or (3) any Performance Credit, but only to the extent that the face amount of such Performance Credit is less than $20,000,000; and provided further that, with respect to each outstanding JV Letter of Credit (as defined in the First Lien Credit Agreement), only the portion of the JV Letter of Credit Face Amount (as defined in the First Lien Credit Agreement) thereof that is recourse to the Borrowers (as defined in the First Lien Credit Agreement (as in effect on the Issue Date)), determined in accordance with Section 2.04(k) of the First Lien Credit Agreement (as in effect on the Issue Date), shall be included in the calculation of Consolidated Total Funded Debt.  For the avoidance of doubt, any amount of the face amount of each issued and outstanding Performance Credit that equals or exceeds $20,000,000 will be included in Consolidated Total Funded Debt (including the first dollar of such face amount of such Performance Credit in excess of $20,000,000).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived in accordance with the provisions of this Indenture.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.1 or such other address as to which the Trustee may give notice to the Issuer or Holders pursuant to the procedures set forth in Section 12.1.

“Credit” means any Letter of Credit or Bank Undertaking, including any Performance Credit.

“Cumulative LRRP Excess Amount” means, as of the date any proposed Restricted Payment is to be made, and after giving effect to all Legally Required Restricted Payments made after the end of the most recent LRRP Test Period on a pro forma basis, the sum, without duplication, of all LRRP Excess Amounts from the Issue Date to the date of such proposed Restricted Payment.

“Current Portion of Consolidated Long Term Debt” means, as determined as of the last day of any Fiscal Period, calculated for the Issuer and its Subsidiaries on a Consolidated basis, the aggregate principal amount of all Consolidated Total Funded Debt (other than the obligations under the First Lien Credit Agreement and any other First Lien Facility and the Second Lien Obligations and other than amounts under any bank guarantees, other financial guarantees, and issued and outstanding letters of credit (whether standby or commercial), except to the extent of any drawn or funded amounts under such bank guarantees, other financial guarantees or letters of credit that have not been paid or cash-collateralized) that became due and payable during the period consisting of the four consecutive Fiscal Periods ending on such date of determination.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Laws.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means a rate of interest that is 2.0% per annum in excess of the rate of interest applicable to the Notes.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

“Disposition” means the sale, assignment, transfer, conveyance, license (other than on a non-exclusive basis), lease or other disposition (including any sale and leaseback transaction) of any property by any Person (other than such Person’s own Equity Interests), including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose” has a meaning correlative to the foregoing.  For purposes of this Indenture, none of (a) the issuance by any Person of Equity Interests in itself (or rights with respect thereto), (b) the granting of a Lien or (c) the assignment of cash or other property or assets to a trustee for a pension scheme or benefit plan shall be deemed a Disposition by such Person.

“Disqualified Equity Interest” means any Equity Interest of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event (a) matures or is mandatorily redeemable in cash pursuant to a sinking fund obligation or otherwise, (b) is redeemable in cash at the option of the holder thereof, or (c) requires or mandates the purchase, redemption, retirement, defeasance or other similar payment (other than dividends) for cash, in each case on or prior to the date 91 days after the Maturity Date.  The term “Disqualified Equity Interest” will also include any options, warrants or other rights that are convertible into any Disqualified Equity Interest or that are redeemable at the option of the holder, or required to be redeemed, prior to 91 days after the Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof (rounded to the nearest unit of such other currency, with 0.5 of a unit being rounded upward) in Dollars as determined in good faith by the Issuer at such time on the basis of a spot rate for the purchase of Dollars with such other currency.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the Laws of the United States, any State thereof or the District of Columbia.

“Eligible Receivables” means all trade receivables and related contract rights originated and owned by the Issuer and its Subsidiaries on a Consolidated basis.

“Employee Benefit Plan” means any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA that is maintained for the employees of any Person or any ERISA Affiliate of such Person.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“EPC” means engineering, procurement and construction.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer  or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Issuer or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such Person was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Issuer or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any ERISA Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Subsidiary” means:

(a)                                 any Foreign Holding Company;

(b)                                 any Domestic Subsidiary of a Foreign Subsidiary;

(c)                                  any Foreign Subsidiary;

(d)                                 any Subsidiary that is prohibited by applicable Law or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guaranty (unless such consent, approval, license or authorization has been received);

(e)                                  any bankruptcy remote special purpose receivables entity designated by the Issuer and permitted hereunder;

(f)                                   any Subsidiary that is prohibited by such Subsidiary’s Organizational Documents or contract from guaranteeing the Notes to the extent (i) such restriction was existing on the Issue Date or on the date on which the applicable Person becomes a direct or indirect Subsidiary of the Issuer (and not created in contemplation of such Person becoming a Subsidiary of the Issuer) or (ii) solely with respect to non-wholly-owned Subsidiaries, such restriction was added or incorporated in the Organizational Documents of such Subsidiary or contract as a result of good faith negotiations concerning such Subsidiary among the Issuer (or any Affiliate of the Issuer), the joint venture partners or Equity Interest holders or clients; and

(g)                                  in the case of any obligation under any hedging arrangement that constitutes a “swap” within the meaning of section 1(a)(947) of the Commodity Exchange Act, any Subsidiary of the Issuer that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act.

“fair market value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Issuer, whose determination will be conclusive for all purposes under this Indenture and the Notes).

“First Lien Agent” shall mean Wells Fargo Bank, National Association, in its capacity as administrative agent for the Senior Secured Parties under the First Lien Credit Agreement, the First Lien Collateral Agreement and the other First Lien Documents, together with its successors and permitted assigns under the First Lien Credit Agreement exercising substantially the same rights and powers.

“First Lien Collateral Agreement” means the Security Agreement dated as of September 30, 2016, executed by the Note Parties in favor of the First Lien Agent, as amended, restated, modified or replaced from time to time.

“First Lien Collateral Documents” means the First Lien Collateral Agreement, the other Security Documents (as defined in the First Lien Credit Agreement) and any other document or instrument pursuant to which a Lien is granted by any Grantor (as defined in the Intercreditor Agreement) to secure any Senior Claims (as defined in the Intercreditor Agreement).

“First Lien Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of March 28, 2014, as amended, by and among the Issuer, certain Subsidiaries of the Issuer party thereto as borrowers or as guarantors thereunder, the several financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, in its separate capacities as swing line lender, L/C Issuer and as administrative agent thereunder, and as further amended, modified, extended, refinanced, renewed, replaced, defeased, refunded, restated, replaced, or supplemented from time to time.

“First Lien Documents” means (a) the First Lien Credit Agreement and the First Lien Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any First Lien Document described in clause (a) of this definition evidencing or governing any obligations thereunder, as amended, restated, modified or replaced from time to time.

“First Lien Facility” means (a) the credit facility governed by the First Lien Credit Agreement and (b) debt facilities or other financing arrangements (including indentures) providing for loans, notes, bonds, debentures or other long-term indebtedness governing Additional First Lien Indebtedness or that replace or refinance any of the facilities and arrangements governing Additional First Lien Indebtedness or the credit facility specified in clause (a) of this definition, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendment, supplement, modification, extension, renewal, restatement or refunding thereof or any such indenture or credit facility that replaces or refinances such credit facility (or any subsequent replacement thereof), in each case to the extent permitted or not restricted by the terms of this Indenture.

“Fiscal Period” means, as of any date of determination with respect to the Issuer or any Subsidiary thereof, each fiscal quarter of the Issuer ending on the last Friday of March, June, September and December of each applicable Fiscal Year.

“Fiscal Year” means each fiscal year of the Issuer ending on the last Friday of December of each calendar year.

“Foreign Holding Company” means a Domestic Subsidiary all or substantially all of the assets of which are comprised of Equity Interests in one or more Foreign Subsidiaries or CFC Debt.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Global Note Legend” means the legend set forth in Section 2.1(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.1 or 2.6 hereof.

“Governmental Authority” means

(a)                                 the government of

(i)                                     the United States of America or any state or other political subdivision thereof, or

(ii)                                  any other jurisdiction in which the Issuer or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“guaranty” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other financial obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other financial obligation of the payment or performance of such Indebtedness or other financial obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other financial obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other financial obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), and will include the guaranty set forth in Section 10.1.  The amount of any guaranty will be deemed to be the amount recognized as a guaranty and shown on the guaranteeing Person’s financial statements in accordance with GAAP.  The term “guarantee” as a verb has a corresponding meaning.

“Guaranty” means any guarantee of the Obligations of the Issuer under this Indenture and the Notes in accordance with the provisions of this Indenture.

“Guarantors” means, collectively, each Subsidiary of the Issuer that executes (or otherwise becomes a party to) this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Issuer that becomes a party to this Indenture as a guarantor after the Issue Date; provided that any Person released from its Guaranty in accordance with this Indenture automatically ceases to be a Guarantor and,  unless First Lien Agent and the Borrowers (as such term is defined in the First Lien Credit Agreement) otherwise expressly agree in advance in writing that a particular Excluded Subsidiary will continue as or become a Guarantor, no Excluded Subsidiary shall be a Guarantor.

“Halcrow Entities” means Halcrow Holdings Limited and its Subsidiaries.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements. For the purposes of this Indenture and the other Second Lien Documents, references to Swap Contracts shall include Hedging Agreements.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes resold to IAIs.

“Indebtedness” means, as to any Person as of any date of determination and without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties and other similar financial guarantees;

(c)                                  the Swap Termination Value under all Swap Contracts to which such Person is a party;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness (i) will have been assumed by such Person or (ii) unless such indebtedness is nonrecourse as described in clause (i) below, is limited in recourse;

(f)            all Attributable Debt in respect of all Capitalized Leases and Synthetic Lease Obligations of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or make other similar principal payments (other than dividends) in respect of Disqualified Equity Interests in cash valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due;

(h)           all Guaranties of such Person in respect of any of the foregoing; and

(i)            the Indebtedness of any Person will include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

Notwithstanding the foregoing, for all purposes of this Indenture, the Indebtedness of any Person will not include obligations in respect of operating leases, as determined by GAAP.

“Indenture” has the meaning set forth in the preamble hereto.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $200,000,000 in aggregate principal amount of 10% Senior Second Lien Notes due 2020 of the Issuer issued under this Indenture on the Issue Date.

“Inpex” means the fixed-price EPC project to engineer, procure, construct and start-up a combined cycle power plant in Australia, which is intended to supply power to a large liquefied natural gas facility, being undertaken by the Issuer through a Consolidated joint venture partnership with an Australian construction contractor.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (a) and (b) undertaken under federal, state or foreign Law, including the Bankruptcy Code.

“Intercreditor Agreement” means the intercreditor agreement, dated as of April 28, 2017 by and among the First Lien Agent, the Secured Notes Collateral Agent, each Note Party and each additional Senior Agent (as defined in the Intercreditor Agreement) and Second Priority Agent (as defined in the Intercreditor Agreement) that from time to time becomes a party thereto pursuant to the terms thereof, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Payment Date” means May 1 and November 1 of each year to the Stated Maturity of the Notes.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of:

(a)           the purchase or other acquisition of Equity Interests of another Person,

(b)           a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or limited liability company interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person or

(c)           the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, or all or a substantial part of the business of, such Person.

For purposes of covenant compliance hereunder, the amount of any Investment will be the original principal or capital amount thereof without adjustment for subsequent increases or decreases in the value of such Investment, and will, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value (as reasonably determined in good faith by the Issuer) of such property.

For purposes of determining the amount of additional Investments made under Section 4.2(i), the amount of additional Investments made thereunder will equal (i) the amount of such Investments determined according to the immediately preceding sentence minus (ii) any reductions in such Investments resulting from (A) repurchases, redemptions or other acquisitions or retirements of such Investments, proceeds realized upon the sale or other disposition to a Person other than the Note Parties and any of their respective Subsidiaries of such Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to any of the Note Parties and their respective Subsidiaries, or (B) the subsequent reclassification of such Investment to an Investment under Section 4.2(b) as a result of a Permitted Acquisition.

“Issue Date” means April 28, 2017.

“Issuer” has the meaning set forth in the preamble hereto.

“Joint Venture” of a Person means a joint venture, partnership, alliance, consortium or similar arrangement formed for the purpose of performing a single Project or series of related Projects, whether in corporate, partnership or other legal form in which, such Person directly, or indirectly through one or more intermediaries, or both, participates; provided that, as to any such arrangement in corporate form, such corporation shall not be considered to be a Joint Venture of such Person if such corporation is a Subsidiary of such Person.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, concessions, grants, franchises, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Issuer” means, Wells Fargo Bank, National Association or any other “lender” designated from time to time by the Issuer pursuant to the First Lien Credit Agreement (and agreed to by such lender) in such lender’s separate capacity as the issuer of Credits pursuant to the First Lien Credit Agreement, or any successor issuer of Credits thereunder or under any other First Lien Facility.

“Legally Required Restricted Payments” means the repurchases of the Issuer’s common stock to the extent such repurchase is required by Law or the Issuer’s benefits plans as in effect on the Issue Date.

“Letter of Credit” means any standby and commercial letter of credit issued pursuant to the First Lien Credit Agreement or other First Lien Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property); provided that, a “Lien” shall not include the assignment of cash or other property or assets to a trustee for a pension scheme or benefit plan.

“LRRP Deficit” means an amount equal to:

(a)           $0, until the sum, without duplication, of (x) the Cumulative LRRP Excess Amount, plus (y) the amount of other Restricted Payments made under Section 4.6(b)(vi), exceeds (z) $75,000,000; and thereafter

(b)           the amount, if any, by which the sum, without duplication, of (x) the Cumulative LRRP Excess Amount, plus (y) the amount of other Restricted Payments made under Section 4.6(b)(vi), exceeds (z) $75,000,000.

“LRRP Excess Amount” means, without duplication, the amount, if any, by which (a) (i) the aggregate amount of all Legally Required Restricted Payments made pursuant to Section 4.6(b)(i) during the applicable LRRP Test Period minus (ii) the sum of all LRRP Excess Amounts, if any, during such LRRP Test Period that have already been applied to Section 4.6(b)(v) or (vi), exceeds (b) $50,000,000; provided that the LRRP Excess Amount shall be calculated without giving effect to any Legally Required Restricted Payments made prior to the Issue Date.

“LRRP Test Period” means, with respect to any Restricted Payment proposed to be made, the period of four Fiscal Periods most recently ended as of the date such Restricted Payment is proposed to be made and for which Consolidated financial statements of the Issuer have been delivered pursuant to Section 3.2(a) or Section 3.2(b), as applicable; provided that,

(a)            the first LRRP Test Period following the Issue Date will comprise the period from the April 1, 2017 to June 30, 2017 and will apply from the Issue Date to, the date on which the second LRRP Test Period begins to apply,

(b)            the second LRRP Test Period following the Issue Date will comprise the single Fiscal Period ending June 30, 2017 and will apply from the date on which Consolidated interim financial statements of the Issuer as of and for the Fiscal Period ended June 30, 2017 have been delivered pursuant to Section 3.2(b) until the date on which the third LRRP Test Period begins to apply,

(c)            the third LRRP Test Period following the Issue Date will comprise the two Fiscal Periods ending September 29, 2017 and will apply from the date on which Consolidated interim financial statements of the Issuer as of and for the Fiscal Period ended September 29, 2017 have been delivered pursuant to Section 3.2(b) until the date on which the fourth LRRP Test Period begins to apply,

(d)           the fourth LRRP Test Period following the Issue Date will comprise the three Fiscal Periods ending December 29, 2017, and will apply from the date on which Consolidated financial statements of the Issuer as of and for the Fiscal Year ended December 29, 2017 have been delivered pursuant to Section 3.2(a) until the date on which Consolidated interim financial statements of the Issuer as of and for the Fiscal Period ended March 30, 2018 have been delivered pursuant to Section 3.2(b).

“Material Adverse Change” means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance or properties of the Issuer and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Issuer and its Subsidiaries taken as a whole to perform their respective obligations under the Second Lien Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Second Lien Document to which any Note Party is a party against the Issuer and its Subsidiaries taken as a whole, or the rights and remedies of any Holder under or in respect of any Second Lien Document.

“Material Subsidiary” means, as of any date, each Subsidiary of the Issuer whose gross revenue, taken on a Consolidated basis with its Subsidiaries, for the Fiscal Year most recently ended for which the Issuer has delivered financial statements pursuant to Section 3.2(a) was more than the greater of (a) $200,000,000 and (b) 3.75% of the Consolidated gross revenue of the Issuer and its Subsidiaries for such Fiscal Year.

“Maturity Date” means April 28, 2020.

“Middle East” means one or more of countries or states commonly known as Bahrain, Cyprus, Egypt, Iraq, Israel, Jordan, Kuwait, Lebanon, Northern Cyprus, Oman, Qatar, Saudi Arabia, Turkey, and United Arab Emirates.

“Middle East Letters of Credit” means any letters of credit or bank undertakings issued by any bank or other issuer of letters of credit or bank undertakings to support operations and projects of the Note Parties or their Subsidiaries in the Middle East.

“Minimum Liquidity” means, as of any date of determination, an amount equal to the sum of (a) the aggregate unrestricted Cash and Cash Equivalents held in the United States by the Issuer and its Domestic Subsidiaries as of such date (excluding any cash and Cash Equivalents held in Joint Ventures) plus (b) the aggregate Available Credit (as defined in the First Lien Credit Agreement (as in effect on the Issue Date)) as of such date to the extent available under any First Lien Facility.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“MoPac” means the fixed-price contract to design and construct roadway improvements on the MoPac Expressway in Austin, Texas.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Issuer or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Issuer or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note Parties” means the Issuer and the Guarantors.

“Notes” means the Initial Notes and any Additional Notes, treated as a single class of securities except as otherwise provided in Section 2.2 and Section 9.2(a).

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Obligations” means all principal, interest (including any interest accruing subsequent to the filing of a petition in an Insolvency Proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in whole or in part as a claim in such Insolvency Proceeding), the Applicable Prepayment Premium, penalties, fees and expenses (including the Applicable Prepayment Premium or any other fees or expenses accruing subsequent to the filing of a petition in an Insolvency Proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in whole or in part as a claim in such Insolvency Proceeding), indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of the general partner, managing member or sole member of such Person) or any individual designated as an “Officer” or authorized signatory for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of the general partner, managing member or sole member of such Person).

“Officer’s Certificate” means a certificate that meets the requirements of Section 12.3, if applicable, of a Responsible Officer or of any other Officer of the Issuer whose responsibilities extend to the subject matter of such certificate.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 12.3, if applicable, from legal counsel, who may be an employee of or counsel to the Issuer, and who is reasonably acceptable to the Trustee.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (c) with respect to any partnership, Joint Venture , trust or other form of business entity, the partnership, Joint Venture  or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Participant” means a Person who has an account with the Depositary.

“Payment Prohibition” means the terms of the restructuring of certain pension schemes of one or more of the Halcrow Entities that prohibit one or more of Halcrow Entities from (i) paying any dividends, making other distributions, or repaying or prepaying any Indebtedness provided to one or more of the Halcrow Entities from time to time by the Issuer or any Subsidiary of Issuer and (ii) making loans or advances or transferring any property or assets to the Issuer or any Subsidiary of the Issuer for a period of time.

“PBGC” means the Pension Benefit Guaranty Corporation, and any successor thereto.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Issuer and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Credit” means a standby letter of credit or Bank Undertaking used directly or indirectly to cover bid, performance, advance and retention obligations in support of the Note Parties’ work program.

“Permitted Acquisition” means any Acquisition that meets the following conditions:

(a)           such proposed Acquisition only involves assets or businesses comprising a business, or those assets of a business, substantially of the type engaged in by the Issuer as of the date of this Indenture (or reasonably related thereto);

(b)           such proposed Acquisition will be consensual and be approved by (i) the Target’s Board of Directors (or by the Target’s board or members of managers or other applicable managing body if Target is not a corporation) and (ii) to the extent required by applicable Law, the holders of the Equity Interests in the Target;

(c)           no Default or Event of Default will have occurred and be continuing or result from the consummation of such proposed Acquisition;

(d)           prior to the closing and consummation of such proposed Acquisition for which cash consideration exceeds $50,000,000, (i) on a pro forma basis, the Consolidated Leverage Ratio, determined as of the last day of the Fiscal Period most recently ended before the completion of such proposed Acquisition for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), as applicable, is less than or equal to 3.75:1.00, (ii) any secured Indebtedness to be assumed by any Note Party or any Subsidiary thereof upon the consummation of such proposed Acquisition shall be permitted pursuant to Section 4.3 (and the Liens related thereto shall be Permitted Liens) and (iii) the Note Parties shall have Minimum Liquidity of not less than $260,000,000 after giving pro forma effect to such proposed Acquisition;

(e)           the business and assets of the Target will be free and clear of Liens, except Liens permitted pursuant to Section 4.1; and

(f)            the proposed Acquisition will be undertaken and consummated in accordance and in compliance in all material respects with all applicable Laws and, to the extent applicable, all necessary and appropriate authorizations, permits, consents and approvals, including notification and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will have been received from Governmental Authorities and third parties (including in respect of material agreements to be assumed under relevant purchase document).

“Permitted Encumbrances” means (a) any cash collateral or other credit support provided to L/C Issuer in respect of a defaulting lender under the First Lien Credit Agreement or other First Lien Facility and (b) any cash collateral or other credit support provided to any Swing Line Lender in respect of a defaulting lender under the First Lien Credit Agreement or other First Lien Facility.

“Permitted Receivables Financing” means the sale of, or transfer of interests in, Eligible Receivables to special purpose trusts or corporations which are not Affiliates of the Note Parties in exchange for consideration equal to the fair market value (as reasonably determined in good faith by the Issuer) of such Eligible Receivables (i.e., a “true sale”) (provided that not less than 95% of such consideration will be in the form of cash); provided that (a) such transaction does not constitute and could not reasonably be expected to result in a Default or Event of Default and (b) such transaction will not contain terms and conditions providing for recourse to any Note Party or any of their Subsidiaries in the event of any failure to collect on any Program Receivables (other than customary indemnities and expense reimbursement provisions and recourse for falsity of representations and warranties or breach of covenants).

“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Issuer or any ERISA Affiliate or any such Plan to which the Issuer or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Preferred Stock”   means with respect to any Person, an Equity Interest of any class or classes (however designated) of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock (or ownership or profits interest in) of such Person of any other class.

“Private Placement Legend”   means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Program Receivables” means all Eligible Receivables sold pursuant to a Permitted Receivables Financing.

“Project” means each contractual arrangement between a client and the Issuer or a Subsidiary for the performance of services (including design, engineering, procurement, construction program management and any other services that the Issuer or a Subsidiary provides to its clients in the ordinary course of business).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Record Date” for the interest payable on any applicable Interest Payment Date means April 15 and October 15 (whether or not a Business Day) immediately prior to such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to this Indenture, the date fixed for such redemption in accordance with the terms of this Indenture.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Responsible Officer” means (a) when used with respect to the Issuer in connection with any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivered by any Note Party hereunder or under any other Second Lien Document, the chief financial officer, treasurer or controller of the Issuer, (b) otherwise, with respect to Issuer, the chief executive officer, president, chief operating officer, chief financial officer, treasurer, controller or other authorized Officer of the Issuer, and (c) with respect to any Note Party other than the Issuer, the chief executive officer, president, chief operating officer, chief financial officer, treasurer, controller or other authorized Officer of the Issuer or such Note Party.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interest of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Equity Interest or on account of any return of capital to any holder of any such Person’s Equity Interests, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person, and (d) with respect to the foregoing clauses (a) through (c) of this definition, any transaction that has a substantially similar effect.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission, and any successor thereto.

“Second Lien Collateral Agreement” means the Second Lien Security Agreement, dated as of the April 28, 2017, executed by the Note Parties in favor of the Secured Notes Collateral Agent, for the benefit of itself and the ratable benefit of the Secured Parties (as defined therein).

“Second Lien Collateral Documents” means the collective reference to the Second Lien Collateral Agreement, the intellectual property security agreements executed in connection therewith and each other agreement or writing pursuant to which any Note Party pledges or grants a security interest in any property or assets securing the Second Lien Obligations.

“Second Lien Documents” means the Indenture, the Notes, the Intercreditor Agreement, the Second Lien Collateral Documents and any other document related thereto designated by the Issuer and any other applicable party thereto as a “Second Lien Document.”

“Second Lien Obligations” means all debts, liabilities, the Applicable Prepayment Premium, Obligations, covenants and duties of, any Note Party arising under any Second Lien Document or otherwise with respect to any Note, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses, the Applicable Prepayment Premium, and other fees that accrue after the commencement by or against any Note Party or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses, Applicable Prepayment Premium, and other fees are allowed or allowable in whole or in part as a claim in such proceeding.

“Secured Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent for the Holders under this Indenture, the Second Lien Collateral Agreement and the other Second Lien Documents entered into pursuant to this Indenture, together with its successors and permitted assigns under this Indenture exercising substantially the same rights and powers and any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Significant Subsidiary” means at any time any Subsidiary whose annual gross revenues are greater than or equal to the Dollar Equivalent of $115,000,000, determined as of the end of the immediately preceding Fiscal Year.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person’s liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act or any similar state statute applicable to the Issuer or any Subsidiary thereof; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage.

“Specified EBITDA Add-backs” means, as calculated for any period, the aggregate amount added to Consolidated Net Income in determining Consolidated Adjusted EBITDA for such period pursuant to clauses (a)(v)(C) (to the extent arising from non-cash project losses attributable to Inpex and MoPac), (a)(vi), (a)(viii) and (c) of the definition of “Consolidated Adjusted EBITDA”.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Debt” means any Indebtedness incurred by any Note Party or any Significant Subsidiary, from a Person other than a Note Party or any Subsidiary thereof, which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations under the First Lien Facility and the Second Lien Obligations (without giving effect to any collateral arrangements).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of the Issuer.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Swing Line Lender” means, at any time, the provider of the swing line facility under the First Lien Credit Agreement, or any provider of the swing line facility under any other First Lien Facility.

“Synthetic Lease Obligation” means the principal balance outstanding under any lease, funding agreement or other arrangement with respect to any real or personal property pursuant to which the lessor is treated as the owner of such property for accounting purposes and the lessee is treated as the owner of such property for federal income Tax purposes, or any Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for Tax purposes but is classified as an operating lease in accordance with GAAP.

“Target” means any Person that the Issuer or a Subsidiary thereof proposes to acquire by merger, stock purchase or by the purchase of all or substantially all of its assets.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Threshold Amount” means $40,250,000.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as amended.

“Triggering Event” means any redemption or prepayment of all or any part of the principal amount of the Notes for any reason (including, whether voluntary or mandatory, and whether before or after acceleration of the Notes or the commencement of any Insolvency Proceeding), but in any event including any such prepayment in connection with (i) a Change in Control (except to the extent that such prepayment occurs in connection with an offer to purchase the Notes pursuant to Section 3.12 that is accepted by a Holder), (ii) an acceleration of the Second Lien Obligations with respect to the Notes as a result of the occurrence of an Event of Default, (iii) foreclosure and sale of, or collection of, the Collateral, (iv) sale of the Collateral in any Insolvency Proceeding, (v) the restructure, reorganization, or compromise of the Second Lien Obligations with respect to the Notes by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, or (vi) the termination of the Indenture for any reason.

“Trust Officer” means any officer within the corporate trust administration department of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” has the meaning set forth in the preamble hereto.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” or “U.S.” means the United States of America.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Government Obligations” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“West Deptford Development” means the fixed-price project by CH2M HILL Engineers, Inc., a Delaware corporation, pursuant to which it designed and constructed a new natural gas fired power generation facility located in West Deptford, New Jersey.

SECTION 1.2.                                Other Definitions.

Term	Defined in Section
“Action”	11.6(n)
“actual knowledge”	7.2(g)
“Additional Notes”	2.2
“Agent Members”	2.1(c)
“Authentication Order”	2.2
“bank undertakings”	4.3(o)
“Change of Control Offer”	3.12(b)
“Change of Control Payment”	3.12(a)
“Change of Control Purchase Date”	3.12(b)(ii)
“covenant defeasance option”	8.1(b)
“Defaulted Interest”	2.12
“DTC”	2.1(b)
“Event of Default”	6.1
“Foreign Indebtedness”	4.3(n)
“Guarantor Obligations”	10.1(a)
“IAIs”	2.2
“legal defeasance option”	8.1(b)
“Paying Agent”	2.3
“Permitted Lien”	4.1
“Redemption Date”	5.4
“Registrar”	2.3
“Related Person”	11.6(b)
“Resale Restriction Termination Date”	2.1(c)
“Security Document Order”	11.3(b)(i)

Term	Defined in Section
“Special Interest Payment Date”	2.12(a)
“Special Record Date”	2.12(a)
“Subordinated Debt Payment”	4.10
“Subordinated Debt Payments”	4.10

SECTION 1.3.                                Rules of Construction.

(a)           General Rules.  Unless the context otherwise requires:

(i)      a term has the meaning assigned to it;

(ii)     “or” is not exclusive;

(iii)    the words “include” and “including” are not limiting;

(iv)    words in the singular include the plural and words in the plural include the singular;

(v)     Any reference herein or in any Note to the satisfaction, repayment, or payment in full of the Notes, or to the Notes being paid in full, shall mean payment or repayment in full in immediately available funds of the principal amount of, and interest accrued and unpaid with respect to, the Notes, together with the payment of the Applicable Prepayment Premium with respect thereto;

(vi)    Any reference herein or in any other Second Lien Document to the satisfaction or repayment in full of the Second Lien Obligations means (A) the repayment in full of the Notes, (B) the payment or repayment in immediately available funds of (1) all costs, expenses, or indemnities payable pursuant to this Indenture or any other Second Lien Document that have accrued and are unpaid regardless of whether demand has been made therefor, and (2) all fees or charges that have accrued hereunder or under any other Second Lien Document and are unpaid, and (C) the payment or repayment in full in immediately available funds of all other outstanding Second Lien Obligations, other than unasserted contingent indemnification obligations;

(vii)   (A) unsecured Indebtedness shall not be deemed to be subordinated or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (B) secured Indebtedness shall not be deemed to be subordinated or junior to other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and (C) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral;

(viii)  references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(ix)    (A) any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; (B) references to documents (including this Indenture) will be deemed to include all subsequent amendments, refinancings, renewals, defeasances, refundings, extensions, replacements, restatements and other modifications thereto, but only to the extent such amendments, refinancings, renewals, defeasances, refundings, extensions, replacements, restatements and other modifications are not prohibited by the terms of any Second Lien Document; and (C) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation;

(x)     the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(xi)    the word “documents” includes instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced;

(xii)   in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”;

(xiii)  unless the context otherwise clearly requires, the words “property,” “properties,” “asset” and “assets” refer to both personal property (whether tangible or intangible, including cash, securities, accounts and contract rights) and real property;

(xiv) whenever this Indenture refers to any “wholly-owned” Subsidiary of any Person, such reference shall be deemed to include any Foreign Subsidiary of such Person in which a nominal amount of Equity Interests are held by residents of the jurisdiction in which such Subsidiary is organized in order to comply with requirements of local law;

(xv)  any reference to a Person will be construed to include such Person’s successors and assigns; and

(xvi) unless the context otherwise clearly requires, terms that are used but not defined herein but are defined in Article 8 or Article 9 of the UCC will have the meaning so given to them in Article 8 or Article 9 of the UCC.

(b)           GAAP.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein will be construed, and all financial computations required under this Indenture will be made, in accordance with GAAP.  If at any time any change in GAAP or any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) or other regulatory body with jurisdiction over GAAP or any financial reporting by the Issuer, which results in a material change in the method of accounting in the financial statements required to be furnished to the Holders hereunder or in the calculation of financial covenants, standards or terms contained in this Indenture, notwithstanding anything to the contrary in the definition of “GAAP,” the Issuer may elect to have GAAP mean GAAP as in effect on a date that is on or prior to the date of such election by delivering an Officer’s Certificate to the Trustee and the Holders setting out such election; provided that, until such election is made:  (i) such requirement will continue to be computed in accordance with GAAP prior to such change therein; and (ii) the Issuer will provide to the Holders financial statements and other documents required under this Indenture or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)           Computation of Covenants.  For purposes of determining compliance with any covenant contained herein, Indebtedness of the Issuer and its Subsidiaries will be deemed to be carried at 100% of the outstanding principal amount thereof and for purposes of giving pro forma effect to such calculations, Indebtedness of the Issuer and its Subsidiaries will be deemed to be incurred on the first day of the relevant Fiscal Period.

(d)           Documents Executed by Officers.  Any document delivered hereunder that is signed by an Officer of a Note Party will be conclusively presumed to have been authorized by all necessary corporate or other organizational action on the part of such Note Party and such Officer will be conclusively presumed to have acted on behalf of such Note Party.

(e)           Classifications.  For purposes of determining compliance with the covenants under this Indenture, in the event that an item to be classified meets the criteria of more than one of the categories described, the Issuer will be entitled to classify such item (or portion thereof) and later reclassify such item (or portion thereof) in any manner otherwise consistent with this Indenture; provided that all Indebtedness outstanding on the Issue Date under the First Lien Credit Agreement will be treated as incurred on the Issue Date under Section 4.3(s) and such amounts outstanding under Section 4.3(s) on the Issue Date may not be later reclassified.

ARTICLE II

THE NOTES

SECTION 2.1.                                Form and Dating.

(a)           The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof.  The Notes may have notations, legends or endorsements approved as to form by the Issuer, and required by Law, stock exchange rule, agreements to which the Issuer is subject or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(b)           The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto.  Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or held by the Notes Custodian as custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)           Any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES

(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.  Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuer in accordance with Applicable Procedures of DTC.

SECTION 2.2.           Form of Execution and Authentication.  An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $200,000,000, and (ii) subject to compliance with this Indenture and the Second Lien Collateral Documents, one or more series of Notes (“Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), which Authentication Order shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with this Indenture and the Second Lien Collateral Documents.  In addition, each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes.  Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be held by the Trustee as Notes Custodian.

The Initial Notes and any Additional Notes shall be sold initially only to Qualified Institutional Buyers.  Such Initial Notes and Additional Notes may thereafter be transferred to, among others, Qualified Institutional Buyers and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not Qualified Institutional Buyers (“IAIs”) in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedures described herein.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer or any Affiliate of the Issuer.

SECTION 2.3.           Registrar and Paying Agent.  The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency in the United States where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange and, upon written request from the Issuer, the Registrar shall provide the Issuer with a copy of such register to enable it to maintain a register of the Notes at its registered offices. The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder.  The Issuer shall notify the Trustee and Holders in writing of the name and address of any Agent not a party to this Indenture.  The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.  The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions hereof that relate to such Agent.  The Issuer shall notify the Trustee in writing of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and to act as Notes Custodian with respect to the Notes.

SECTION 2.4.           Paying Agent to Hold Money in Trust.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of the Notes, the Applicable Prepayment Premium, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee.  If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

SECTION 2.5.                                Lists of Holders of the Notes.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof.

SECTION 2.6.                                Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except, as a whole, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes shall be exchanged by the Issuer for Definitive Notes, subject to any applicable Laws, only (i) if the Issuer delivers to the Trustee written notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that is it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary within 120 days after the date of such notice from the Depositary; (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) upon request of the Holders of a majority in aggregate principal amount of the then outstanding Notes  if there shall have occurred and be continuing an Event of Default with respect to the Notes.  In any such case, the Issuer shall notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes shall be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a).  However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or Section 2.6(c) below.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i) unless specifically stated above.

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i) below.

(iii)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above, and

(A)          the Registrar receives the following:

(y)           if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(z)           if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i)           Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes.  Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

(D)          if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, if applicable;

(E)           if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          the Registrar receives the following:

(y)           if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z)           if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (3) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)           Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)           Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

(D)          if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

(E)           if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

(ii)           Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          the Registrar receives the following:

(y)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to Sections 2.6(d)(ii)(A) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Issuer or the Registrar so requests, a certification and/or Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.

(ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive

Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if

(A)          the Registrar receives the following:

(y)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z)           if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer so requests) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(g)           Private Placement Legend.

(i) Except as permitted by subparagraph (ii) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(h)           Global Note Legend.  Each Global Note shall bear the Global Note Legend.

(i)            Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)            General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.12, 5.7 and 9.4).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x) Neither the Trustee, the Issuer nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xi) Affiliates of the Issuer may acquire, hold and dispose of the Notes and exercise voting, consent and other similar rights with respect to such Notes (subject to the express restrictions contained in this Indenture, including Section 2.9).

SECTION 2.7.            Replacement Notes.  If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met.  The Holder must supply indemnity or security sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Every replacement Note is an obligation of the Issuer.

SECTION 2.8.            Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 3.1 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.9, a Note does not cease to be outstanding because the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer holds the Note.

SECTION 2.9.            Treasury Notes.  In determining whether the Holders of the required principal amount of outstanding Notes have concurred in any request, demand, authorization, direction, notice, waiver or consent, Notes owned by the Issuer, any Subsidiary of the Issuer or any Affiliate of the Issuer shall be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, waiver or consent, only Notes which a Trust Officer actually knows to be owned by the Issuer, any Subsidiary of the Issuer or any Affiliate of the Issuer shall be considered as not outstanding.  Upon request of the Trustee, the Issuer shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 2.10.          Temporary Notes.  Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall upon receipt of an Authentication Order authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.          Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Trustee), and upon the written request of the Issuer, the Trustee shall deliver copies of such canceled Notes to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.          Payment of Interest; Defaulted Interest.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Issuer shall promptly notify the Trustee of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.          CUSIP and ISIN Numbers.  The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use).  The Trustee shall not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

SECTION 2.14           Issuance of Additional Notes.  After the Issue Date, the Issuer shall be entitled, subject to its compliance with this Indenture and the Second Lien Collateral Documents, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Board of Directors of the Issuer, an Officer’s Certificate and a supplemental indenture, a copy of each which shall be delivered to the Trustee, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)           the issue price, the issue date and the CUSIP and ISIN numbers of such Additional Notes; provided that only those Additional Notes that are fungible with all other Notes issued under this Indenture for U.S. federal income tax purposes may be issued with the same CUSIP and ISIN number as the other Notes issued under this Indenture.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and, subject to Section 7.1, shall be fully protected in relying upon:

(i)            an Officer’s Certificate and Opinion of Counsel delivered in accordance with Section 12.2; and

(ii)           such other documents as it may reasonably require.

ARTICLE III

AFFIRMATIVE COVENANTS

SECTION 3.1.            Payment of Notes.  The Issuer shall promptly pay the principal of, the Applicable Prepayment Premium on, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, the Applicable Prepayment Premium, and interest shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, the Applicable Prepayment Premium, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 3.2.            Reports and Other Information.  So long as any of the Notes are outstanding, the Issuer will deliver to the Holders:

(a)           Annual Financial Statements.  As soon as available and in any event no later than 105 days after the end of each Fiscal Year, an audited Consolidated balance sheet as at the end of such year, and related audited Consolidated statements of income, retained earnings and cash flows of the Issuer and its Subsidiaries prepared for such Fiscal Year, setting forth, in comparative form the figures for the previous Fiscal Year, all in reasonable detail and (i) accompanied by an audit report thereon of KPMG LLP or other independent public accountants of recognized national standing selected by the Issuer, which report will not contain an adverse opinion, a disclaimer of opinion or be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Issuer’s records or be unqualified but subject to a “going concern” uncertainty or other similar required explanatory language, and will state that such financial statements present fairly in all material respects the financial position of the Issuer and its Subsidiaries on a Consolidated basis as at the dates indicated and the results of its operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) an internally prepared list of the Issuer, each Guarantor and each other Subsidiary of the Issuer as listed in the Issuer’s most recent Annual Report on Form 10-K filed with the SEC (or, if the Issuer is no longer a reporting company under the Exchange Act, a list of Subsidiaries that the Issuer would have been required to include in such Annual Report on Form 10-K if filed with the SEC), along with each such Person’s gross revenue for the Fiscal Year then ended;

(b)           Fiscal Period Financial Statements.  As soon as available and in any event no later than 55 days after the end of the first three Fiscal Periods of each Fiscal Year, an internally prepared Consolidated balance sheet of the Issuer as at the end of such period and the related Consolidated statements of income and cash flows of the Issuer and its Subsidiaries prepared for such Fiscal Period and for such Fiscal Year to date, setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Issuer having responsibility for financial matters that they (i) present fairly in all material respects the Consolidated financial condition of the Issuer and its Subsidiaries as at the dates indicated and the Consolidated results of its operations and changes in their cash flow for the periods indicated, (ii) disclose all liabilities of the Issuer and its Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP, subject to the absence of footnotes and changes resulting from audit and year-end adjustments;

(c)           Current Reports.  As soon as available and in any event no later than 10 Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act (or such later time period provided for in Form 8-K promulgated by the SEC), the information that would have been required to be disclosed in such Current Report on Form 8-K (other than the information required under items 3.01, 3.02, 3.03, 5.02, 5.03, 5.04 and 5.05 of Form 8-K promulgated by the SEC); provided,  that no such information will be required to be furnished if the Issuer determines in its good faith judgment that such information is not material to a Holder or the business, assets, operations, financial position or prospects of the Issuer and its Subsidiaries, taken as a whole;

(d)           Compliance Certificate.  Concurrently with the delivery of the materials required in Section 3.2(a) and Section 3.2(b), a Compliance Certificate dated as of the last day of such Fiscal Year or Fiscal Period, certified by a Responsible Officer of the Issuer having responsibility for financial matters (which delivery may, unless a Holder requests executed originals, be by electronic communication including fax or email and will be deemed to be an original authentic counterpart thereof for all purposes), including that such Responsible Officer has no knowledge of any Default or Event of Default, or if such

Responsible Officer has such knowledge, specifying such Default or Event of Default and the nature thereof;

(e)           Equity Interest Holder Reports and Certain Public Filings.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the holders of Equity Interests of the Issuer in their capacity as stockholders and copies of all annual, regular, periodic and special reports and registration statements that the Issuer or any of its Subsidiaries may file or be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to the Holders pursuant hereto;

Documents required to be delivered pursuant to Section 3.2(a), Section 3.2(b), Section 3.2(c) or Section 3.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date (i) on which the Issuer posts such documents, or provides a link thereto on the Issuer’s website on the Internet at www.ch2m.com or such other website address as the Issuer shall have specified to the Holder of each Note in writing or (ii) on which such documents are posted on the Issuer’s behalf on an Internet or intranet website, if any, to which each Holder has access (whether a commercial, third-party website or whether sponsored by the Issuer); provided that:  (A) the Issuer will deliver paper copies of such documents to any Holder upon its written request to the Issuer to deliver such paper copies until a written request to cease delivering paper copies is given by such Holder and (B) the Issuer will notify each Holder (by facsimile or electronic mail) of the posting of any such documents and provide to each Holder by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 3.3.            Notices.  So long as any of the Notes are outstanding, the Issuer will promptly, after any Responsible Officer or any other senior executive officer of any Note Party becomes aware thereof, notify the Trustee of the occurrence of any Default or Event of Default; provided that the Issuer will deliver such notice no more than three Business Days after any Responsible Officer or any other senior executive officer of any Note Party becomes aware thereof.  Each notice pursuant to this Section will be accompanied by a statement of a Responsible Officer of the Issuer setting forth details of the occurrence referred to therein and stating what action, if any, the Issuer (or the other applicable Person) has taken or proposes to take with respect thereto.  Each notice given pursuant to this Section will describe with particularity any and all provisions of this Indenture and any other Second Lien Document that have been (or could reasonably be expected to be) breached or violated.

SECTION 3.4.            Preservation of Existence.  So long as any of the Notes are outstanding, the Issuer will, and will cause each other Note Party and each Subsidiary (unless a failure by the Issuer or a Subsidiary could not reasonably be expected to cause a Material Adverse Change) to, (a) preserve, renew and maintain in full force and effect their respective legal existence and good standing under the Laws of the jurisdiction of their organization except in a transaction permitted by Section 4.4 or Section 4.5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their respective businesses; and (c) preserve or renew all of their respective registered copyrights, patents, trademarks, trade names and service marks and other intellectual property.

SECTION 3.5.            Maintenance of Properties.  So long as any of the Notes are outstanding, the Issuer will, and will cause each other Note Party and each Subsidiary to, (a) maintain, preserve and protect all of their respective material properties and equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, in each of the foregoing clauses (a) and (b) except where the failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

SECTION 3.6.            Maintenance of Insurance.  So long as any of the Notes are outstanding, the Issuer will maintain or cause to be maintained, with financially sound and reputable insurers, such professional liability insurance, Commercial General Liability insurance covering bodily injury and property damage, losses or damage in respect of the assets, properties and businesses of the Issuer and, to the extent required below, its Subsidiaries, as may customarily be carried or maintained under similar circumstances by companies of similar size engaged in similar businesses, in each case in such amounts with such deductibles, covering such risks and otherwise on such terms and conditions as will be customary for companies similarly situated in the industry; provided, however, that it may effect workers’ compensation insurance or similar insurance with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction, and will cause each Subsidiary to maintain such insurance unless such Subsidiary’s failure to maintain the insurance could not reasonably be expected to cause a Material Adverse Change.

SECTION 3.7.            Compliance with Laws.  So long as any of the Notes are outstanding, the Issuer will, and will cause each other Note Party and each Subsidiary to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or to their respective assets, properties or businesses, and will use and operate all of its facilities and properties in compliance with all applicable Laws, including Environmental Laws, and keep all permits, approvals, certificates and other authorizations of Governmental Authorities as is required by applicable Law, including Environmental Laws, in effect and remain in compliance therewith, except, in each case, where the failure to comply therewith could not reasonably be expected to cause a Material Adverse Change.

SECTION 3.8.            Books and Records.  So long as any of the Notes are outstanding, the Issuer will, and will cause each other Note Party and each Subsidiary to, maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving their respective properties and businesses.

SECTION 3.9.            Payment of Obligations.  So long as any of the Notes are outstanding, the Issuer will, and will cause each other Note Party and each Subsidiary to, pay and discharge as the same will become due and payable, all its obligations and liabilities (other than obligations under any First Lien Facility), including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets the failure of which to pay could reasonably be expected to cause a Material Adverse Change, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Person; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property (other than a Permitted Lien), except as could not reasonably be expected to cause a Material Adverse Change; and (c) all Indebtedness (other than obligations under any First Lien Facility) as and when due and payable (but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness), except as could not reasonably be expected to cause a Material Adverse Change.

SECTION 3.10.          Pari Passu.  So long as any of the Notes are outstanding, each Note Party covenants and agrees that the Second Lien Obligations of the Note Parties will at all times rank at least pari passu with all other Indebtedness of the Note Parties, except to the extent permitted by Section 4.1.

SECTION 3.11.          Future Guarantors and Covenant to Grant Security.  So long as any of the Notes are outstanding, upon the formation or acquisition by any Note Party of any new direct or indirect Domestic Subsidiary that constitutes a Material Subsidiary, upon any Domestic Subsidiary becoming a Material Subsidiary as determined based on the most recent audited Consolidated financial statements or unaudited Consolidated financial statements, as the case may be, of the Issuer and its Consolidated Subsidiaries delivered pursuant to Section 3.2(a) or Section 3.2(b), or upon any Subsidiary (other than a Subsidiary that is a Note Party) becoming a borrower under or providing a Guaranty under any First Lien Facility, then the Issuer will, in each case, at the Issuer’s expense within 30 days (or, if later, within 20 Business Days of the date on which the applicable Guaranty is provided under any First Lien Facility) after such formation or acquisition, the delivery of such Consolidated financial statements or becoming a borrower or providing such Guaranty (as applicable), cause such Subsidiary to (a) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to this Indenture as Exhibit E, pursuant to which such Subsidiary shall become a Guarantor under this Indenture and providing for a Guaranty by such Subsidiary on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors, (b) execute and deliver to the Secured Notes Collateral Agent a joinder agreement substantially in the form attached to this Indenture as Exhibit F pursuant to which such Subsidiary shall become a Grantor (as defined in the Second Lien Collateral Agreement) under the Second Lien Collateral Agreement and (c) deliver to the Trustee and the Secured Notes Collateral Agent such Opinions of Counsel, Officer’s Certificates and other documents and certificates that are substantially similar in form and substance to the documents delivered to the First Lien Agent (subject to the Intercreditor Agreement) as may be reasonably requested by the Trustee and the Secured Notes Collateral Agent.

If as of the last day of the most recently ended Fiscal Year for which the Issuer has delivered financial statements pursuant to Section 3.2(a) the aggregate gross revenue of the Subsidiaries that are Note Parties was less than 90% of the Consolidated gross revenue of the Issuer and its Subsidiaries (excluding that portion of revenues attributable to any Subsidiary that is an Excluded Subsidiary) for such Fiscal Year, then the Issuer shall promptly designate one or more additional Subsidiaries as Guarantors and the Issuer shall cause any such designated Subsidiaries to comply with the provisions of this Section 3.11 such that, after such designated Subsidiaries become Guarantors hereunder, the aggregate gross revenue of the Subsidiaries that are Note Parties is 90% or more of the Consolidated gross revenue of the Issuer and its Subsidiaries (excluding that portion of revenues attributable to any Subsidiary that is an Excluded Subsidiary) for such Fiscal Year, determined on a pro forma basis after giving effect to such designations.

SECTION 3.12.          Change of Control.

(a)           Upon the occurrence of a Change of Control after the Issue Date, the Issuer will be required to make an offer to purchase all or any part of each Holder’s Notes at a purchase price in cash (a “Change of Control Payment”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Change of Control Purchase Date), except to the extent the Issuer has previously elected to redeem the Notes pursuant to Section 5.1.

(b)           Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem all of the Notes as described under Section 5.1, the Issuer shall deliver a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

(i)      that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (subject to the right of Holders of record on a Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Change of Control Purchase Date);

(ii)     the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered) (a “Change of Control Purchase Date”); and

(iii)    the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

(c)           Notwithstanding the provisions of this Section 3.12, the Issuer shall not be required to make a Change of Control Offer (i) upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) if the Issuer has previously issued a notice of a full redemption pursuant to the provisions of Section 5.4.

(d)           The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities Laws in connection with the repurchase of Notes pursuant to this Section 3.12.  To the extent that the provisions of any securities Laws conflict with provisions of this Section 3.12, the Issuer shall comply with the applicable securities Laws and shall not be deemed to have breached its obligations under this Section 3.12 by virtue of such compliance.

(e)           Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. If such Change of Control Offer is subject to satisfaction of one or more conditions precedent, the related notice shall state that, in the Issuer’s discretion, the Change of Control Purchase Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Change of Control Purchase Date, or by the Change of Control Purchase Date so delayed.

(f)            On the Change of Control Purchase Date, the Issuer shall, to the extent permitted by Law,

(i)      accept for payment all Notes issued by the Issuer or portions thereof (equal to $1,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)     deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)    deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and repurchased by the Issuer.

(g)           The Paying Agent will promptly send, by first class mail, to each Holder of Notes validly tendered and not withdrawn pursuant to the Change of Control Offer the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of  the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

(h)           If the date of repurchase with respect to a Change of Control Offer is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

(i)            The provisions of this Section 3.12 will be applicable whether or not any other provisions of this Indenture are applicable.

ARTICLE IV

NEGATIVE COVENANTS

Each Note Party covenants that, so long as any of the Notes are outstanding, it will not, and will not permit any Significant Subsidiary to:

SECTION 4.1.            Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any of the following (collectively, “Permitted Liens”):

(a)           any Lien securing the Second Lien Obligations for the benefit of the Holders and the Secured Notes Collateral Agent;

(b)           any Lien securing Indebtedness permitted by Section 4.3(b), Section 4.3(n), and Section 4.3(p); provided that Indebtedness permitted by Section 4.3(n) may be secured only by Liens on assets located outside of the United States and owned by the Foreign Subsidiary incurring such Indebtedness;

(c)           any Lien for Tax liabilities, fees, assessments and other governmental charges or levies not yet delinquent or remaining payable without penalty or to the extent that non-payment thereof is permitted by Section 3.9; provided that no notice of lien has been filed or recorded under the Code;

(d)           any landlord’s, supplier’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Lien (whether arising by operation of law, contract or otherwise) arising in the ordinary course of business that is not overdue for a period of more than 30 days, or that is being contested in good faith and by appropriate proceedings timely instituted and diligently conducted, if adequate reserves with respect thereto, if any, in accordance with GAAP are set aside on the financial statements of the applicable Person;

(e)           any pledge or deposit in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or applicable Environmental Law;

(f)            any Lien incurred or deposit made to secure the performance of bids, trade contracts or leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature (including obligations under indemnity agreements for surety bonds), in each case incurred in the ordinary course of business;

(g)           any zoning, building and other land use restrictions, easements, rights-of-way, covenants, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the real property subject thereto or interfere with the ordinary conduct of the businesses of such Person;

(h)           any interest or title of a lessor or sublessor under an operating lease;

(i)            any Lien securing a judgment for the payment of money not constituting an Event of Default under Section 6.1(j) or securing an appeal or other surety bond related to any such judgment;

(j)            any Lien existing on any property of any Target prior to the acquisition thereof pursuant to a Permitted Acquisition consummated after the Issue Date; provided that (A) such Lien is not created in contemplation of or in connection with such Permitted Acquisition and (B) such Lien will secure only those obligations which it secures on the date when such Permitted Acquisition closes and is consummated, and any refinancing of such Indebtedness secured by such Liens to the extent permitted by Section 4.3; provided further that the principal amount of Indebtedness secured by all such Liens pursuant to this Section 4.1(j) (other than Liens that (1) attach to or otherwise encumber only specified real property, improvements and/or fixed assets of such Target, or are in the nature of a purchase money security interest or a Capitalized Lease, and (2) are not in the nature of a floating Liens) does not exceed $28,750,000 in the aggregate;

(k)           Liens in effect on September 30, 2016 and described on Schedule 4.1; provided that no such Lien will extend to any property other than:  (i) property subject to such Lien on September 30, 2016; (ii) after-acquired property to the extent such Lien includes a grant of a security interest in such after-acquired property; and (iii) products, proceeds, rents and profits of such property to the extent such Lien includes a grant of a security interest in such products, proceeds rents and profits;

(l)            Liens securing Indebtedness permitted under Section 4.3(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value (as reasonably determined in good faith by the Issuer), whichever is lower, of the property being acquired on the date of acquisition, and (iii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

(m)          any Lien arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or securities accounts; provided that such deposit account is not a dedicated cash collateral account in favor of such depository institution and is not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to such deposit account, and for returned items);

(n)           Liens in the form of cash collateral securing reimbursement obligations under letters of credit and bank undertakings not issued pursuant to any First Lien Facility but permitted by Section 4.3(o);

(o)           any right of a licensee under any license agreement for the use of intellectual property or other intangible assets of any Note Party or any Subsidiary thereof as to which such Note Party or such Subsidiary is the licensor permitted under Section 4.5;

(p)           any right of a licensor under any license agreement for the use of intellectual property or other intangible assets as to which any Note Party or any Subsidiary thereof is the licensee;

(q)           any Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Note Party or Significant Subsidiary in the ordinary course of business not materially interfering with the conduct of the business of the Issuer and its Subsidiaries taken as a whole;

(r)            any leases granted to others in the ordinary course of business not interfering, alone or in the aggregate, with the conduct of the business of the Issuer and its Subsidiaries taken as a whole;

(s)            real estate security deposits with respect to leaseholds in the ordinary course of business;

(t)            Permitted Encumbrances;

(u)           customary Liens securing obligations under Permitted Receivables Financings;

(v)           Liens securing Indebtedness permitted by Section 4.3(r) and, so long as such Liens are subject to the provisions of the Intercreditor Agreement, Liens securing Indebtedness permitted by Section 4.3(s); and

(w)          other Liens securing outstanding Indebtedness not to exceed an aggregate amount when incurred equal to the greater of (i) 2.3% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter for which financial statements are available and (ii) $57,500,000.

SECTION 4.2.            Investments.  Make any Acquisition or enter into any agreement to make any Acquisition, or make, purchase or acquire any Investment, except in each case as may be permitted by Section 4.4 or except for:

(a)           Investments in Cash and Cash Equivalents in the ordinary course of business pursuant to the Note Parties’ usual and customary cash management policies and procedures;

(b)           any Permitted Acquisition; provided that, at the time such Permitted Acquisition is completed, the Additional Transaction Condition is met;

(c)           guaranties constituting Indebtedness to the extent permitted by Section 4.3(c);

(d)           Investments in any Note Party and any Subsidiary that is not a Joint Venture;

(e)           Investments in the form of any Swap Contracts which are entered into not for speculative purposes but to hedge or mitigate risks to which a Note Party or any Subsidiary has perceived exposure (other than those in respect of the Capital Stock of a Note Party or any of its Subsidiaries); provided, that at the time any such Swap Contract is entered into, the Swap Termination Value of all outstanding Swap Contracts of the Note Parties and their respective Subsidiaries, as determined on a Consolidated basis as of the last day of the Fiscal Period most recently ended for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), is $30,000,000 or less;

(f)            Investments existing on September 30, 2016 and set forth on Schedule 4.2;

(g)           Investments in Joint Ventures arising in the ordinary course of business consistent with past practice;

(h)           Investments permitted by Section 4.3; and

(i)            additional Investments by the Note Parties and Significant Subsidiaries in the aggregate amount invested after the Issue Date of $115,000,000; provided that (A) such Investments will be in Targets or other Persons engaged in one or more business activities that are of a type substantially similar, or reasonably related, to those engaged in by the Note Parties and their Subsidiaries as of the Issue Date and (B) such $115,000,000 cap shall be reduced to $28,750,000 to the extent the Additional Transaction Condition is not met at the time of any such Investment; provided, however, no Default or Event of Default shall occur as a result of the Issuer and Significant Subsidiaries exceeding the cap contained in this Section 4.2(i) solely as a result of a reduction in the cap pursuant to this clause (B) (to the extent such Investment was permitted at the time made).

SECTION 4.3.            Indebtedness.  Create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)           Indebtedness represented by the Notes and the Guaranties issued on the Issue Date and under any other Second Lien Obligations related thereto;

(b)           Indebtedness outstanding on September 30, 2016 (other than Indebtedness described in Section 4.3(s)) and listed on Schedule 4.3 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)           contingent obligations with respect to (i) performance guarantees and surety bonds incurred in the ordinary course of business and of a type and amount consistent with past practices of the Note Parties and their Subsidiaries and (ii) the sale of accounts receivable as permitted under Section 4.5(j);

(d)           Swap Contracts permitted pursuant to Section 4.2(e);

(e)           Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations incurred to finance the acquisition, construction or improvement of fixed or capital assets (excluding real property) within the limitations set forth in Section 4.1(l); provided, however, that (i) such Indebtedness is incurred prior to or within ninety days after such acquisition or the completion of such construction or improvement and (ii) the aggregate amount of all such Indebtedness at any one time outstanding will not exceed $115,000,000;

(f)            endorsements for collection or deposit and Indebtedness of any Note Party or any of its Subsidiaries incurred to finance insurance premiums, in each case in the ordinary course of business;

(g)           unsecured Indebtedness in the form of intercompany loans made by and between the Issuer and its Subsidiaries and by and between Subsidiaries in connection with the internal cash management system maintained the Note Parties and their Subsidiaries substantially as in effect on the Issue Date, or guarantees by the Note Parties or their Significant Subsidiaries of Indebtedness of any of their Subsidiaries to the extent necessary to support the normal operating activities of such Subsidiaries;

(h)           unsecured Indebtedness in respect of (i) notes issued to former employees for the purchase price of stock redeemed by the Issuer in accordance with the stock repurchase requirements set forth in the Issuer’s bylaws in effect as of the Issue Date, (ii) notes issued in the purchase by the Issuer of shares of its common stock under the repurchase rights set forth in the Issuer’s bylaws in effect as of the Issue Date, (iii) notes issued in the purchase by the Issuer of shares of its common stock on the internal market to balance the supply and demand for common stock between sellers and buyers, and (iv) notes issued to employees or former employees upon the exercise of (or in satisfaction of) stock appreciation rights or to pay or satisfy rights under a phantom stock plan;

(i)            Indebtedness

(i)      of the Issuer resulting from the private placement of long-term senior unsecured notes; provided that (A) the obligations arising under such long-term senior unsecured notes rank pari passu or junior in right of payment to the Second Lien Obligations under this Indenture and the other Second Lien Documents and (B) after giving effect to the issuance of the long-term senior unsecured notes and the application of proceeds therefrom, (1) no Default or Event of Default will exist and (2) on a pro forma basis, the Consolidated Leverage Ratio, determined as of the last day of the Fiscal Period most recently ended before the incurrence of such Indebtedness for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), as applicable, is less than or equal to 4.00:1.00; and

(ii)     of any Note Party consisting of senior notes (including guarantees by any Note Party of such Indebtedness incurred by a Subsidiary of such Note Party); provided that in the case of Indebtedness incurred pursuant to this Section 4.3(i)(ii), (A) such Indebtedness shall be unsecured, (B) the representations, covenants and events of default in respect of such Indebtedness (other than interest rate and fees) are no more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof (as determined by the Issuer in good faith), (C) the maturity date of such Indebtedness shall be no earlier than six months following the Maturity Date and such Indebtedness shall not be subject to amortization or mandatory prepayment prior to such date and (D) after giving effect to the issuance of such Indebtedness and the application of proceeds therefrom, the Consolidated Leverage Ratio, determined as of the last day of the Fiscal Period most recently ended before the incurrence of such Indebtedness for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), as applicable, is less than or equal to 4.00:1.00;

(j)            Indebtedness in respect of accounts payable and accrued expenses incurred in the ordinary course of business which in the aggregate could not reasonably be expected to cause a Material Adverse Change;

(k)           Indebtedness arising from judgments not constituting an Event of Default under Section 6.1(j);

(l)            (i) unsecured Indebtedness assumed in connection with Permitted Acquisitions and (ii) secured Indebtedness assumed in connection with Permitted Acquisitions to the extent the Liens securing such Indebtedness (if any) are permitted under Section 4.1;

(m)          earn-outs incurred in connection with Permitted Acquisitions;

(n)           Indebtedness and all commitments to incur Indebtedness incurred by Significant Subsidiaries that are Foreign Subsidiaries in currencies other than Dollars in an aggregate amount not to exceed the Dollar Equivalent of $57,500,000 at any one time outstanding or committed (“Foreign Indebtedness”), including guarantees by any Note Party or Significant Subsidiary of Foreign Indebtedness, in each case so long as no Event of Default has occurred and is continuing or will occur as a result of the incurrence or guarantee of such Foreign Indebtedness;

(o)           to the extent the Issuer requests the issuance of a Credit under any First Lien Facility and no L/C Issuer is able or willing to issue such Credit under such First Lien Facility, the Note Parties may request banks and other issuers of letters of credit or independent undertakings within the meaning of, and complying with the requirements of, 12 C.F.R. §7.1016 as to which the issuer’s obligation to honor depends upon the presentation of specified documents and not upon non-documentary conditions or resolution of any questions of fact or law (such undertakings referred to in this Section 4.3(o) and the definition of Middle East Letters of Credit as “bank undertakings”) to issue standby and commercial letters of credit and bank undertakings instead of such requested Credit up to an aggregate amount available and undrawn or drawn and unreimbursed at any time for all such letters of credit and bank undertakings issued other than under any such First Lien Facility of up to a Dollar Equivalent of $172,500,000 (exclusive of fluctuations in foreign exchange rates after the date of issuance); provided that, notwithstanding the foregoing, the Issuer may request the issuance of Middle East Letters of Credit from banks or other issuers of letters of credit or bank undertakings that are not L/C Issuers (for the avoidance of doubt, the other restriction set forth in this Section 4.3(o) shall apply (including such $172,500,000 aggregate limit) to such Middle East Letters of Credit);

(p)           Indebtedness of any Note Party or any Significant Subsidiary secured only by a mortgage or deed of trust on real property owned by such Note Party or Subsidiary in the aggregate principal amount for all such mortgage financings of the Note Parties and their Subsidiaries not to exceed $57,500,000 outstanding at any time;

(q)           Subordinated Debt of any Note Party or any Significant Subsidiary; provided that (i) such Subordinated Debt shall be unsecured, (ii) such Indebtedness shall be subordinated to the Second Lien Obligations, (iii) the Issuer is in compliance with each of the financial covenants set forth in Section 4.9, after giving effect to such Indebtedness on a pro forma basis, (iv) the representations, covenants and events of default in respect of such Indebtedness (other than interest rate and fees) are no more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof (as determined by the Issuer in good faith), (v) the maturity date of such Indebtedness shall be no earlier than six months following the Maturity Date and such Indebtedness shall not be subject to amortization or mandatory prepayment prior to such date, and (vi) after giving effect to the incurrence of such Subordinated Debt and the application of proceeds therefrom, the Consolidated Leverage Ratio, determined as of the last day of the Fiscal Period most recently ended before the incurrence of such Subordinated Debt for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), as applicable, is less than or equal to 4.50:1.00;

(r)            Indebtedness and other payment obligations of any Note Party or any Significant Subsidiary relating to Bank Products;

(s)            Indebtedness of the Note Parties incurred pursuant to any First Lien Facility (including Indebtedness outstanding or incurred under any First Lien Facility on the Issue Date); provided that the aggregate principal amount of the Indebtedness of the Note Parties outstanding under First Lien Facilities at any time (in each case, including the face amount of any outstanding letters of credit) shall not exceed the Senior Cap Amount (as defined in the Intercreditor Agreement) (after giving effect to any refinancing thereof at such time); and

(t)            in addition to the other Indebtedness permitted under this Section 4.3, Indebtedness of the Issuer and any of its Subsidiaries, taken together, in the aggregate principal amount outstanding at any time not to exceed $172,500,000 and, in the case of any Note Party, ranking pari passu or junior in right of payment to the Second Lien Obligations under this Indenture and the other Second Lien Documents; provided, however, no more than $57,500,000 of such Indebtedness may be secured by Permitted Liens.

SECTION 4.4.                                    Fundamental Changes.  Merge, dissolve, liquidate, recapitalize, consolidate with or into another Person, except that, so long as no Event of Default has occurred and is continuing or would result therefrom:

(a)           any Note Party may merge or consolidate with any Domestic Subsidiary; provided that (i) such Note Party will be the continuing or surviving Person; or (ii) if such Note Party is not the continuing or surviving Person, then (A) such Note Party will provide the Trustee with written notice at least ten days prior to the consummation of any such merger or consolidation and (B) concurrently with the effectiveness of such merger or consolidation, the continuing or surviving Domestic Subsidiary will execute and deliver a supplemental indenture to the Trustee and will otherwise execute such documentation as is reasonably required to evidence such Domestic Subsidiary’s assumption of all of the Second Lien Obligations of such merging or consolidating Note Party and to comply with the provisions of the Second Lien Documents after giving effect to such merger or consolidation;

(b)           any Significant Subsidiary may merge or consolidate with (i) any Note Party, provided that (A) such Note Party will be the continuing or surviving Person or (B) if such Note Party is not the continuing or surviving Person, then (1) such Subsidiary will be a Domestic Subsidiary, (2) the Note Party will provide the Trustee with written notice at least ten days prior to the consummation of any such merger or consolidation and (3) concurrently with the effectiveness of such merger or consolidation, such Domestic Subsidiary will execute and deliver a supplemental indenture to the Trustee and will otherwise execute such documentation as is reasonably required to evidence such Domestic Subsidiary’s assumption of all of the Second Lien Obligations of such merging or consolidating Note Party and to comply with the provisions of the Second Lien Documents after giving effect to such merger or consolidation; (ii) any one or more other Domestic Subsidiaries that is not a Note Party, provided that if any merger or consolidation of two such Domestic Subsidiaries which are not Note Parties results in the creation of a Material Subsidiary, such resulting Subsidiary will be subject to Section 3.11; or (iii) any Foreign Subsidiary; provided that such merging or consolidating Subsidiary is not a Note Party;

(c)           in connection with any Permitted Acquisition, any Significant Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger will be a directly or indirectly wholly-owned Subsidiary of a Note Party and (ii) in the case of any such merger to which any Note Party is a party, (A) such Note Party is the surviving Person, or (B) if such Note Party is not the surviving Person, then (1) such surviving Person will be a Domestic Subsidiary, (2) the Note Party will provide the Trustee with written notice at least ten days prior to the consummation of any such merger or consolidation and (3) concurrently with the effectiveness of such merger or consolidation, such surviving Person will execute and deliver a supplemental indenture to the Trustee and will otherwise execute such documentation as is reasonably required to evidence such surviving Person’s assumption of all of the Second Lien Obligations of such merging or consolidating Note Party and to comply with the provisions of the Second Lien Documents (including the requirements of Section 3.11) after giving effect to such merger or consolidation; and

(d)           the liquidation or dissolution of any Subsidiary; provided that, in the case of any Subsidiary that is a Note Party, (i) the Issuer provides written notice to the Trustee at least ten days prior to the effectiveness of such liquidation or dissolution and (ii)(A) all assets and property of such Subsidiary are transferred to another Note Party or (B) if such assets and property are transferred to another Subsidiary, (1) such recipient Subsidiary is a Domestic Subsidiary and (2) if such transfer of assets and property to such recipient Subsidiary results in the creation of a Material Subsidiary, upon the effectiveness of such transfer of assets and property the Issuer will comply with Section 3.11 with respect to such recipient Subsidiary.

(e)           In the event of any transaction pursuant to clauses (a) through (c) of this Section 4.4, the Issuer or such Note Party, as the case may be, shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture.

SECTION 4.5.            Dispositions.  Dispose of (whether in one or a series of transactions) any property or assets (or enter into any agreement to do the same), except:

(a)           Dispositions of used, obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(b)           subject to Section 4.7, Dispositions of property by any Note Party or any Significant Subsidiary to any Note Party or to a wholly-owned Subsidiary of any Note Party;

(c)           Dispositions permitted by Section 4.2, Section 4.4 or Section 4.6;

(d)           the unwinding of any Swap Contract;

(e)           leases of property, including real property, in each case in the ordinary course of business not materially interfering with the conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(f)            licenses for the use of intellectual property or other intangible assets; provided that, (i) in the case of any such license granted on an non-exclusive basis, such license will be in the ordinary course of such licensor’s business, and (ii) in the case of any such license granted on an exclusive basis, such licensor has determined in its reasonable business judgment that such intellectual property or other intangible assets are not likely to be otherwise monetized by the Note Parties and Significant Subsidiaries in the ordinary course of their respective businesses;

(g)           Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(h)           Dispositions of Cash and Cash Equivalents in the ordinary course of business and Dispositions in respect of any Bank Products;

(i)            Dispositions of assets for cash or other property if all of the following conditions are met: (i) such assets (valued at book value) do not constitute a “substantial part” (as defined below) of the assets of the Issuer and its Subsidiaries taken as a whole; and (ii) with respect to such disposition of assets that in the aggregate, exceed $115,000,000 (valued at book value):  (A) the sale is for reasonably equivalent value, (B) is in the best interests of such transferor and (C) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist. For purposes of this Section 4.5(i), a sale of assets will be deemed to involve a “substantial part” of the assets of the Issuer and its Subsidiaries taken as a whole if the book value of such assets, together with all other assets sold in reliance upon this Section 4.5(i) during the same Fiscal Year (except those assets sold pursuant to clauses (a) through (h) of this Section 4.5), equals 11.50% or more of the Consolidated total assets of the Issuer and its Subsidiaries taken as a whole determined as of the end of the immediately preceding Fiscal Year; and

(j)            Eligible Receivables sold in any Permitted Receivable Financing; provided that the face amount of Program Receivables proposed to be sold plus the aggregate face amount of Eligible Receivables previously sold in all other Permitted Receivables Financings  made since the Issue Date may not exceed 5.75% of Eligible Receivables determined as of the last day of the Fiscal Period most recently ended before such proposed sale for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b).

SECTION 4.6.            Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           in the case of any Note Party (other than the Issuer) or any Significant Subsidiary, such Note Party or Significant Subsidiary may declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in respect of Restricted Payments to any Note Party and to wholly-owned Subsidiaries of any Note Party (and, in the case of a Restricted Payment by a non-wholly-owned Significant Subsidiary, to the owners of Equity Interests of such Significant Subsidiary, in respect of which such Restricted Payment is declared, made and/or incurred, on a pro rata basis based on their relative ownership interests);

(b)           in the case of the Issuer, the Issuer may declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in respect of:

(i)            Legally Required Restricted Payments; provided that, to the extent such Legally Required Restricted Payments made pursuant to this Section 4.6(b)(i) exceed $50,000,000 during any applicable LRRP Test Period, (A) first, the amount of other Restricted Payments permitted under clause (b)(vi) below will be reduced and, (B) second, after no other Restricted Payments are permitted under clause (b)(vi) below, the Available Restricted Payments Amount under clause (b)(v) below will be reduced, in each case on a dollar-for-dollar basis;

(ii)           Restricted Payments made (A) solely in Equity Interests of the Issuer or (B) in an aggregate amount equal to the amount of proceeds received by the Issuer from the issue of new Equity Interests of the Issuer;

(iii)          Restricted Payments made pursuant to any shareholder rights plan adopted for the purpose of protecting shareholders from takeover tactics (and solely to the extent that such Restricted Payments are made in furtherance of such purpose);

(iv)          Restricted Payments made by the Issuer in connection with the net exercise by holders of options or warrants or similar securities, or in connection with the withholding or payment of Taxes upon the vesting of restricted stock, stock appreciation rights or similar securities of the Issuer;

(v)           Restricted Payments, provided that, at the time any such proposed Restricted Payment is to be made, (A) and after giving effect to such Restricted Payment on a pro forma basis, no Default or Event of Default would exist (or would result immediately thereafter as a result of such Restricted Payment), (B) and after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Issuer, determined as of the last day of the Fiscal Period most recently ended before such Restricted Payment for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), as applicable, would be at least 1.75 to 1.00, and (C) the aggregate amount of Restricted Payments made under this Section 4.6(b)(v) (together with the amount of such proposed Restricted Payment) would not exceed the Available Restricted Payments Amount calculated as of the time such proposed Restricted Payment is to be made; and

(vi)          other Restricted Payments; provided that, at the time any such proposed Restricted Payment is to be made, and after giving effect to such Restricted Payment on a pro forma basis, the amount of such proposed Restricted Payment, together with the aggregate amount of Restricted Payments previously made pursuant to this clause (vi) from the Issue Date to the date of such proposed Restricted Payment, would not exceed (x) $75,000,000 minus (y) the Cumulative LRRP Excess Amount as of the end of such most recently completed Fiscal Period.

SECTION 4.7.            Transactions with Affiliates.  Enter into any transaction, directly or indirectly, with or for any Affiliate of a Note Party (other than another Note Party or any Subsidiary) involving aggregate value in excess of $2.0 million except (a) on a basis no more favorable to such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Note Party, (b) any transaction involving assets that are not material to the business and operations of the Note Parties or (c) any transaction related to any Bank Products.

SECTION 4.8.            Burdensome Agreements.  Except as provided in this Indenture or another Second Lien Document, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on such Note Party’s or Significant Subsidiary’s ability to (a) pay dividends or make any other distributions on any of its Equity Interests, (b) repay or prepay any Indebtedness owed by such Note Party or Significant Subsidiary to the Issuer or any other Subsidiary of the Issuer, (c) make loans or advances to the Issuer or any other Subsidiary or (d) transfer any of its property or assets to the Issuer or any other Subsidiary, in each case other than (i) customary non-assignment provisions of leases, subleases and sublicenses and similar agreements and in other contracts (and applicable solely to the rights and obligations under such contracts), (ii) with respect to the specific property to be sold pursuant to an executed agreement in connection with a Disposition permitted under Section 4.5, (iii) encumbrances or restrictions under documents with respect to Indebtedness permitted under (A) Section 4.3(b) (provided that the encumbrances or restrictions under documents with respect to any refinancing, refunding, renewal or extension of such Indebtedness are not materially more restrictive than the encumbrances or restrictions under the Indebtedness being refinanced, refunded, renewed or extended (as determined by the Issuer in good faith)), (B) Section 4.3(e) or (C) Section 4.3(s), (iv) pursuant to any Permitted Lien, (v) pursuant to terms subordinating intercompany Indebtedness to claims of pension trustees, (vi) pursuant to the terms of any Bank Products, (vii) pursuant to any Payment Prohibitions and (viii) encumbrances or restrictions contained in the Second Lien Documents or any Hedging Agreements.

SECTION 4.9.                                Financial Covenants.

(a)           Maximum Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio to exceed 4.50:1.00, as determined as of the last day of each Fiscal Period.

(b)           Maximum Consolidated First Lien Leverage Ratio.  Permit the Consolidated First Lien Leverage Ratio to exceed 4.00:1.00, as determined as of the last day of each Fiscal Period.

SECTION 4.10.        Certain Payments of Subordinated Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt (collectively, “Subordinated Debt Payments,” and each a “Subordinated Debt Payment,”) unless:

(a)           such Subordinated Debt Payment is made (i) out of the proceeds of a substantially concurrent sale of Equity Interests or in connection with a conversion or exchange of such Subordinated Debt for or into Equity Interests or (ii) in connection with a refinancing of such Subordinated Debt with Subordinated Debt meeting the criteria set forth in Section 4.3(q);

(b)           such Subordinated Debt Payment is a regularly scheduled interest payment or a payment of fees, expenses and indemnification obligations as and when due (other than payments with respect to

Subordinated Debt prohibited by the subordination provisions of the applicable subordination agreement or other documentation with respect thereto);

(c)           at the time any such proposed Subordinated Debt Payment is to be made, (i) such Subordinated Debt Payment is in an aggregate amount not in excess of the Available Restricted Payments Amount calculated immediately before such Subordinated Debt Payment is made and (ii) after giving effect to such Subordinated Debt Payment on a pro forma basis, (A) the Consolidated Fixed Charge Coverage Ratio of the Issuer, determined as of the last day of the Fiscal Period most recently ended before such Subordinated Debt Payment for which the Issuer has delivered financial statements pursuant to Section 3.2(a) or Section 3.2(b), as applicable, would be at least 1.75 to 1.00, and (B) no Default or Event of Default would exist (or would result immediately thereafter as a result of such Subordinated Debt Payment); or

(d)           such Subordinated Debt Payment is made in connection with the repurchase, redemption or other acquisition or retirement for value of any Subordinated Debt pursuant to provisions similar to those described under Section 3.12; provided that all Notes tendered by the Holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value.

SECTION 4.11.          Amendment of Subordinated Debt.  Amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing any Subordinated Debt incurred pursuant to Section 4.3(q) unless the criteria for such Indebtedness set forth in Section 4.3(q) continue to be met after such amendment, modification, waiver or extension.

ARTICLE V

REDEMPTION OF NOTES

SECTION 5.1.            Optional Redemption.

(a)           The Issuer may redeem the Notes, at its option, in whole at any time or from time to time in part, upon notice as described in Section 5.4, at a redemption price equal to the portion of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to (but not including) the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date), plus the Applicable Prepayment Premium (which the Issuer hereby agrees is liquidated damages and compensation for the costs of making funds available hereunder), calculated as of the Redemption Date on such principal amount.

(b)           In connection with any redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including consummation of a Change of Control or refinancing of Indebtedness.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

(c)           The Issuer or its Affiliates may at any time and from time to time purchase the Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any such Affiliates may determine.

(d)                                 The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 5.2.                                Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions.  If the Issuer elects to redeem Notes pursuant to Section 5.1, the Issuer shall furnish to the Trustee, at least two Business Days for Global Notes and 10 calendar days for Definitive Notes before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 5.4, an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price (which shall include the Applicable Prepayment Premium).  The Issuer may also, pursuant to Section 5.4, include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth a form of the notice containing the information to be stated in such notice as provided in Section 5.4.  The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3.

SECTION 5.3.                                Selection by Trustee of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (so long as the Trustee knows of such listing), or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and, in the case of the Global Notes, the procedures of the Depositary) in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof; provided that the selection of Notes for redemption shall not result in a Holder of Notes with a principal amount of Notes less than the minimum denomination of $100,000.  If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.  A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal and the Applicable Prepayment Premium plus accrued and unpaid interest, if any, on the Notes to be redeemed.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4.                                Notice of Redemption.  The Issuer shall deliver to each Holder’s registered address or otherwise in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed not less than 20 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued pursuant to Article VIII.

All notices of redemption shall state:

(a)                                 the Redemption Date;

(b)                                 the redemption price (which shall include the Applicable Prepayment Premium) and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any;

(c)                                  if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(d)                                 in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(e)                                  that on the Redemption Date the redemption price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date;

(f)                                   the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any;

(g)                                  the name and address of the Paying Agent;

(h)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(i)                                     the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes;

(j)                                    the Section of this Indenture pursuant to which the Notes are to be redeemed; and

(k)                                 if such notice is delivered in connection with a redemption that is subject to a condition, the additional information required under Section 5.1(b).

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least two Business Days prior to when the notice of the redemption is to be given, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  Such Officer’s Certificate shall state that all conditions precedent to the delivery of such notice have been complied with.

SECTION 5.5.                                Deposit of Redemption Price.  Prior to 11:00 a.m. New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6.                                Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and the Applicable Prepayment Premium) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no further interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer.

SECTION 5.7.                                Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee upon receipt of an Authentication Order shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note shall be in a minimum principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1.                                Events of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 default in the payment of the principal amount of, or the Applicable Prepayment Premium on, any Note when due at its Maturity Date, upon optional redemption, upon required repurchase, upon declaration or otherwise; or

(b)                                 default in any payment of interest on any Note when due and payable, continued for 30 days; or

(c)                                  failure by any Note Party to comply with its obligations under Section 4.4; or

(d)                                 failure to comply with (i) the Issuer’s obligations under Section 3.12, or (ii) the Issuer’s, the Guarantors’ or the Significant Subsidiaries’ obligations under the covenants described under Sections 3.2 through 3.11 and Article IV (in each case, other than a failure to purchase Notes, which will constitute an Event of Default under Section 6.1(a), or a failure to comply with Section 4.4 which will constitute an Event of Default described under Section 6.1(c)); provided, however, that a default under this Section 6.1(d) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Issuer in writing of the default and, with respect to such clauses, the Issuer does not cure such default within 30 days after receipt of such notice; or

(e)                                  failure to comply with the Guarantors’ or the Issuer’s other agreements contained in the Second Lien Documents; provided, however, that a default under this Section 6.1(e) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Issuer in writing of the default and, with respect to such clauses, the Issuer does not cure such default within 60 days after receipt of such notice; or

(f)                                   (i) any representation or warranty made in writing by or on behalf of the Issuer or by any Responsible Officer of the Issuer in this Indenture or any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any Responsible Officer of such Guarantor in any Guaranty or any writing furnished in connection with such Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(g)                                  any Note Party or Significant Subsidiary fails to perform or comply with any term of any evidence of any third party Indebtedness in an aggregate outstanding principal amount of more than the Threshold Amount or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such failure or condition, such Indebtedness has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; provided that with respect to any such failure or condition with respect to the obligations under any First Lien Facility (or any document governing any First Lien Facility), such failure or condition shall only constitute an Event of Default under this Section 6.1(g) if (i) such failure or condition results in an Event of Default under (and such term is defined in) the documents governing such First Lien Facility and (ii) as a result of such Event of Default under the documents governing such First Lien Facility, the obligations thereunder are accelerated, demand for payment of such obligations is made and the commitments thereunder (if any) are terminated; or

(h)                                 any Note Party or any Material Subsidiary thereof (i) ceases or fails to be Solvent (for purposes of this Section 6.1(h), determined without regard to any intercompany payables), or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as permitted under Section 4.4, voluntarily liquidates, dissolves or ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(i)                                     (i) any involuntary Insolvency Proceeding is commenced or filed against any Note Party or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Note Party’s properties or assets or the properties or assets of any Material Subsidiary, and any such proceeding or petition will not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process will not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Note Party or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-United States Bankruptcy Law) is ordered in any Insolvency Proceeding; or (iii) any Note Party or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property, assets or business; or

(j)                                    there is entered or issued against any Note Party or any Material Subsidiary (i) a final (non-interlocutory) judgment, order or decree by any Governmental Authority or a final or binding award by an arbitrator or arbitration panel or other similar alternative dispute resolution body for the payment of money in an amount, singularly or in the aggregate, exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k)                                 (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Issuer or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Issuer or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(l)                                     the subordination provisions applicable to any Subordinated Debt shall cease to give the Note Parties the rights, powers and privileges purported to be created thereby at any time such Subordinated Debt remains outstanding; or

(m)                             except in accordance with the Second Lien Documents, (i) this Indenture or the Notes shall cease to be in full force and effect, the Issuer or any Person acting on behalf of the Issuer shall contest in any manner the validity, binding nature or enforceability of this Indenture or the Notes, or the obligations of the Issuer under this Indenture or the Notes are not or cease to be legal, valid, binding and enforceable in accordance with the their terms; (ii) any Guaranty shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guaranty, or the obligations of any Guarantor under any Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Guaranty; or (iii) the Second Lien Collateral Agreement shall cease to create a valid and perfected Lien (except to the extent permitted therein and subject to Permitted Liens) on, or security interest in, any material part of the Collateral purported to be covered by the Second Lien Collateral Documents and other collateral documents, taken as a whole.

SECTION 6.2.                                Acceleration.

(a)                                 If an Event of Default described in Section 6.1 (other than an Event of Default described in Section 6.1(h) or Section 6.1(i)) has occurred and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer and the Trustee, may declare the principal of, the Applicable Prepayment Premium, and accrued and unpaid interest (including interest accrued thereon at the Default Rate) on all the Notes, together with all other Second Lien Obligations, to be due and payable immediately.

(b)                                 If an Event of Default described in Section 6.1(h) or Section 6.1(i)) has occurred and is continuing, all principal of, the Applicable Prepayment Premium, and accrued and unpaid interest (including interest accrued thereon at the Default Rate) on all the Notes, together with all other Second Lien Obligations, will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)                                  If all or any part of the principal amount of the Notes is accelerated for any reason under Section 6.2(a) or Section 6.2(b), (including whether voluntary or mandatory, and whether before or after acceleration of other Second Lien Obligations or the commencement of any Insolvency Proceeding, but in any event including any Triggering Event (other than an optional redemption of the Notes which is addressed above in Section 5.1), the Issuer shall pay to the Trustee for the benefit of all Holders the Applicable Prepayment Premium as liquidated damages and compensation for the costs of making funds available hereunder.

(d)                                 Without limiting the generality of the foregoing Section 6.2(c) or the provisions of Section 5.1, it is understood and agreed that if the Second Lien Obligations are properly accelerated for any reason, including because of an Event of Default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any applicable debtor relief laws, sale, disposition, or encumbrance (including by operation of law or otherwise), the Applicable Prepayment Premium, determined with respect to the principal amount of the Notes so accelerated as of the date of acceleration, will also be due and payable as though the principal amount of the Notes were voluntarily redeemed or prepaid as of such date and shall constitute part of the Second Lien Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties hereto as to a reasonable calculation of each Holder’s lost profits as a result thereof.  The Applicable Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Holder as the result of the early termination, and the Issuer agrees that it is reasonable under the circumstances.  The Applicable Prepayment Premium shall also be payable in the event the Second Lien Obligations with respect to the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means.  THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH SUCH ACCELERATION.  The Issuer expressly agrees that:  (A) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates of interest at the time payment is made, (C) there has been a course of conduct between the Holders and the Issuer giving specific consideration to the Issuer in this transaction for such agreement to pay the Applicable Prepayment Premium, and (D) the Issuer shall be estopped hereafter from claiming differently with respect to the matters set forth in this Section 6.2(d) than as agreed to in this Section 6.2(d).  The Issuer expressly acknowledges that its agreement to pay the Applicable Prepayment Premium as herein described is a material inducement to the Holders to purchase the Notes.

(e)                                  Upon any Notes becoming due and payable pursuant to this Section 6.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate), plus the Applicable Prepayment Premium thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

SECTION 6.3.                                Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 6.2, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or the other Second Lien Obligations, or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guaranties. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 6.4.                                No Waiver or Election of Remedies; Expenses. No course of dealing and no delay on the part of the Trustee or any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Trustee’s or such Holder’s rights, powers or remedies.  No right, power or remedy conferred by this Indenture, any Guaranty or any Note upon the Trustee or any Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Issuer under Section 7.6, the Issuer will pay to the Trustee and each Holder of a Note on demand such further amount as shall be sufficient to cover all costs and expenses of the Trustee or such Holder, as applicable, incurred in any enforcement or collection under this Article VI, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 6.5.                                Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee and the Issuer may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of past or existing Defaults or Events of Default and their consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree (except (a) such Defaults or Events of Default with respect to nonpayment of principal, the Applicable Prepayment Premium, or interest (other than such nonpayment of principal or interest that has become due as a result of such acceleration) and (b) a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holders of not less than 90% in aggregate principal amount of the then outstanding Notes, each of which may only be waived with the consent of the Holders of not less than 90% in aggregate principal amount of the then outstanding Notes).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default arising from Section 6.1(g), such Event of Default and all consequences thereof (excluding, however, any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose, (1) the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness that is the basis for such Event of Default has been discharged or (y) the requisite amount of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has otherwise been cured, (2) the annulment, waiver or rescission does not conflict with any judgment or decree of any court of competent jurisdiction and (3) all Events of Default (excluding, however, any resulting payment default, other than as a result of the acceleration of the Notes) have been cured or waived.

SECTION 6.6.                                Control by Majority.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with Law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Prior to taking any action under this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.7.                                Limitation on Suits.  If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, the Applicable Prepayment Premium, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreement) unless:

(i)                  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)               the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;

(iii)            such Holders have offered the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability or expense;

(iv)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)              the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

SECTION 6.8.                                Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of (a) principal of, or Applicable Prepayment Premium or interest on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, and (b) any other Second Lien Obligations payable to such Holder, on or after the respective due dates therefor expressed in the Notes or any other Second Lien Document, or to bring suit for the enforcement of any such payment on or after such respective dates, in each case under clauses (a) and (b), shall not be impaired or affected without the consent of such Holder.

SECTION 6.9.                                Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(a) or Section 6.1(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.10.                         Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or their respective creditors or properties and, unless prohibited by Law or applicable regulations, may vote on behalf of the Holders (pursuant to the written direction of Holders of a majority in aggregate principal amount of the then outstanding Notes) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.11.                         Priorities.  The Trustee shall pay out any money or property received by it in the following order:

First:  to the Trustee and the Secured Notes Collateral Agent for amounts due under Section 7.6;

Second:  to Holders for amounts due and unpaid on the Notes for the principal, the Applicable Prepayment Premium, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, the Applicable Prepayment Premium, and interest, respectively, and all other Second Lien Obligations then due and unpaid; and

Third:  to the Issuer or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Issuer (or Trustee) shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.12.                         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.8 or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE AND SECURED NOTES COLLATERAL AGENT

SECTION 7.1.                                Duties of Trustee and Secured Notes Collateral Agent.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its rights and powers under this Indenture, use the same degree of care and skill in its exercise of such rights and powers as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, subject to the provisions of Section 7.1(h) below.

(b)                                 The Trustee, except during the continuance of an Event of Default of which a Trust Officer has actual knowledge, and, at all times, the Secured Notes Collateral Agent:

(i)                  and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and the other Second Lien Documents and no implied covenants or obligations shall be read into this Indenture or the other Second Lien Documents against the Trustee and the Secured Notes Collateral Agent or the Agents; and

(ii)               in the absence of gross negligence or bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and Secured Notes Collateral Agent under this Indenture, the Notes, the Guaranties and the other Second Lien Documents, as applicable.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee or the Secured Notes Collateral Agent, as applicable, the Trustee or the Secured Notes Collateral Agent, as applicable, shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Guaranties and the other Second Lien Documents, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  Neither the Trustee nor the Secured Notes Collateral Agent may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                  this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii)               neither the Trustee nor the Secured Notes Collateral Agent shall be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee or the Secured Notes Collateral Agent was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.6.

(d)                                 The Trustee, the Secured Notes Collateral Agent and the Agents shall not be liable for interest on any money received by it except as the Trustee, the Secured Notes Collateral Agent and the Agents may agree in writing with the Issuer. The Trustee shall have no obligation to invest funds received by it pursuant to this Indenture.

(e)                                  Money held in trust by the Trustee or the Secured Notes Collateral Agent need not be segregated from other funds except to the extent required by Law.

(f)                                   No provision of this Indenture, the Notes, the Guaranties or the Second Lien Collateral Documents shall require the Trustee, the Secured Notes Collateral Agent or an Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Secured Notes Collateral Agent shall be subject to the provisions of this Section 7.1 and Section 7.2.

(h)                                 The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture or to direct the Secured Notes Collateral Agent to take action under the Second Lien Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered (and if requested, provided) to the Trustee security, prefunding or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2.                                Rights of Trustee and Secured Notes Collateral Agent.

(a)                                 The Trustee, the Secured Notes Collateral Agent and the Agents may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee, the Secured Notes Collateral Agent and the Agents need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee or the Secured Notes Collateral Agent acts or refrains from acting (except, with respect to an Opinion of Counsel, in connection with (x) the original issuance of Notes on the date hereof and (y) the execution of any amendment or supplement adding a new Guarantor under this Indenture), it may require an Officer’s Certificate or an Opinion of Counsel or both.  Neither the Trustee nor the Secured Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care.

(d)                                 Neither the Trustee nor the Secured Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence and the Secured Notes Collateral Agent’s conduct does not constitute gross negligence or willful misconduct, in each case, as determined in a final non-appealable decision of a court of competent jurisdiction.

(e)                                  Each of the Trustee and the Secured Notes Collateral Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, the Guaranties and the Second Lien Collateral Documents shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes, the Guaranties and the Second Lien Collateral Documents in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Trustee, the Secured Notes Collateral Agent and the Agents shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture or the other Second Lien Documents; moreover, the Trustee, the Secured Notes Collateral Agent and the Agents shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any of the other Second Lien Documents, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, the other Second Lien Documents or any other agreement, instrument or document or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Trustee, the Secured Notes Collateral Agent or an Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee, the Secured Notes Collateral Agent or an Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)                                  The Trustee and the Secured Notes Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust

Officer shall have (x) received written notification from the Issuer or a Holder at the Corporate Trust Office of the Trustee or the Secured Notes Collateral Agent, as applicable, and such notice references the Notes and this Indenture or (y) obtained “actual knowledge”.  For purposes hereof, the term “actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

(h)                                 In no event shall the Trustee, the Secured Notes Collateral Agent or an Agent be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee, the Secured Notes Collateral Agent or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee and the Secured Notes Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Secured Notes Collateral Agent in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder.

(j)                                    The Trustee and the Secured Notes Collateral Agent may request that the Issuer delivers a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture and/or the Second Lien Collateral Documents.

(k)                                 Neither the Trustee nor the Secured Notes Collateral Agent shall have any duty (A) to see to any recording, filing, or depositing of this Indenture, the other Second Lien Documents or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (B) to see to any insurance.

(l)                                     The right of the Trustee, the Secured Notes Collateral Agent or an Agent to perform any discretionary act enumerated in this Indenture and/or the Second Lien Collateral Documents shall not be construed as a duty.

(m)                             Unless otherwise specifically provided in this Indenture, any demand, request, direction, or notice from the Issuer will be sufficient if signed by an Officer.

(n)                                 The Trustee shall not be required to give any note, bond, or surety in respect of the trusts and powers under this Indenture.

(o)                                 No provision of this Indenture or the Second Lien Collateral Documents shall require the Trustee or the Secured Notes Collateral Agent to be obligated to take any action in a jurisdiction that would cause it to pay any tax or obligate it to qualify to do business if it is not then so qualified.

SECTION 7.3.                                Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not the Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.9.  In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee (if this Indenture has been qualified under the TIA) or (iii) resign.

SECTION 7.4.                                Disclaimer.  None of the Trustee, the Secured Notes Collateral Agent or any Agent shall be responsible for and none of them makes any representation as to the validity or adequacy of this Indenture, the Notes, the Guaranties or the other Second Lien Documents, none of them shall be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and none of them shall be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5.                                Notice of Defaults.  If a Trust Officer of the Trustee has actual knowledge that a Default has occurred and is continuing, the Trustee shall deliver to each Holder notice of the Default within 90 days after it is known to the Trustee.  Except in the case of a Default in the payment of principal of, the Applicable Prepayment Premium on, or interest on, any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

SECTION 7.6.                                Compensation and Indemnity.  The Issuer shall pay to the Trustee, the Secured Notes Collateral Agent and the Agents from time to time such compensation for their services as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any Law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee, the Secured Notes Collateral Agent and the Agents upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Secured Notes Collateral Agent’s agents, counsel, accountants and experts.  The Issuer shall indemnify each of the Trustee, any predecessor Trustee, the Secured Notes Collateral Agent and any predecessor Secured Notes Collateral Agent in each of its capacities hereunder (including, with respect to the Trustee, Paying Agent, Notes Custodian, and Registrar) and the Second Lien Collateral Documents, and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes, the Guaranties and the Second Lien Collateral Documents, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes, the Guaranties and the Second Lien Collateral Documents and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise).  The Trustee, the Secured Notes Collateral Agent and the Agents shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee, the Secured Notes Collateral Agent or an Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee, the Secured Notes Collateral Agent and the Agents may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee as a result of its own willful misconduct, negligence or bad faith, or the Secured Notes Collateral Agent or an Agent as a result of its own willful misconduct or gross negligence, in each case, as determined by a final non-appealable order of court of competent jurisdiction.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and the Secured Notes Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Secured Notes Collateral Agent other than money or property held in trust to pay principal of and interest on particular Notes.  The right of the Trustee and the Secured Notes Collateral Agent to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuer.

The Issuer’s obligations pursuant to this Section 7.6 and any Lien arising hereunder shall survive the satisfaction and discharge of this Indenture and the Second Lien Collateral Documents and the resignation or removal of the Trustee, the Secured Notes Collateral Agent or an Agent.  When the Trustee, the Secured Notes Collateral Agent or an Agent incurs expenses after the occurrence of a Default specified in Section 6.1(h) or Section 6.1(i) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Laws.

Pursuant to Article X, the obligations of the Issuer hereunder are jointly and severally guaranteed by the Guarantors.

SECTION 7.7.                                Replacement of Trustee or Secured Notes Collateral Agent.  The Trustee or the Secured Notes Collateral Agent may resign at any time by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Secured Notes Collateral Agent by so notifying the Issuer and the Trustee or Secured Notes Collateral Agent, as applicable, in writing and may appoint a successor Trustee or Secured Notes Collateral Agent, as applicable.  The Issuer shall remove the Trustee or the Secured Notes Collateral Agent if:

(i)                  in the case of the Trustee, the Trustee fails to comply with Section 7.9;

(ii)               the Trustee or the Secured Notes Collateral Agent, as applicable, is adjudged bankrupt or insolvent;

(iii)            a receiver or other public officer takes charge of the Trustee or the Secured Notes Collateral Agent, as applicable, or its property; or

(iv)           the Trustee or the Secured Notes Collateral Agent otherwise becomes incapable of acting.

If the Trustee or the Secured Notes Collateral Agent resigns or is removed by the Issuer or by the Holders of a majority in aggregate principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee or Secured Notes Collateral Agent, as applicable, or if a vacancy exists in the office of Trustee (the Trustee in such event being referred to herein as the retiring Trustee) or the Secured Notes Collateral Agent (the Secured Notes Collateral Agent in such event being referred to herein as the retiring Secured Notes Collateral Agent) for any reason, the Issuer shall promptly appoint a successor Trustee or successor Secured Notes Collateral Agent, as applicable.

A successor Trustee or successor Secured Notes Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Secured Notes Collateral Agent, as applicable, and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee or retiring Secured Notes Collateral Agent, as applicable, shall become effective, and the successor Trustee or successor Secured Notes Collateral Agent, as applicable, shall have all the rights, powers and duties of the Trustee or the Secured Notes Collateral Agent, as applicable, under this Indenture and the Second Lien Collateral Documents.  The successor Trustee or successor Secured Notes Collateral Agent shall send a notice of its succession to Holders.  The retiring Trustee or retiring Secured Notes Collateral Agent shall promptly transfer all property held by it as Trustee or Secured Notes Collateral Agent to the successor Trustee or successor Secured Notes Collateral Agent, as applicable, subject to the Lien provided for in Section 7.6.  All costs reasonably incurred in connection with any resignation or removal hereunder shall be borne by the Issuer.

If a successor Trustee or successor Secured Notes Collateral Agent does not take office within 60 days after the retiring Trustee or retiring Secured Notes Collateral Agent resigns or is removed, the retiring Trustee or retiring Secured Notes Collateral Agent, as applicable, or the Holders of at least 10% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee or successor Secured Notes Collateral Agent.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee or the Secured Notes Collateral Agent pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee or retiring Secured Notes Collateral Agent.

SECTION 7.8.                                Successor by Merger.  If the Trustee or the Secured Notes Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or successor Secured Notes Collateral Agent.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9.                                Eligibility; Disqualification.  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.10.                         Limitation on Duty .  Neither the Trustee nor the Secured Notes Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes, the Guaranties and the Second Lien Collateral Documents by the Issuer, the Guarantors or any other Person.

SECTION 7.11.                         Preferential Collection of Claims Against the Issuer.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.                                Discharge of Liability on Notes; Defeasance.

(a)                                 This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes when:

(1)                                 either (i) all the Notes theretofore authenticated and delivered (other than Notes pursuant to Section 2.7 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes not previously delivered to the Trustee for cancellation (a) have become due and payable, (b) shall become due and payable at their Stated Maturity within one year, or (c) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a full redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee immediately available funds in Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire principal of, the Applicable Prepayment Premium on, and interest on, the Notes not theretofore delivered to the Trustee for cancellation, to the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any First Lien Facility or any other material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)                                 the Issuer and/or the Guarantors have paid all other Second Lien Obligations payable under this Indenture or any other Second Lien Document; and

(4)                                 the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Subject to Sections 8.1(c) and 8.2, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (with respect to such Notes) and have each Guarantor’s obligation discharged with respect to its Guaranty and cure any then-existing Events of Default (“legal defeasance option”) or (ii) its obligations under Article III (other than Sections 3.1, 3.3 and 3.4), Article IV (other than Sections 4.4(a), 4.4(b)(i) and (ii) and 4.4(c)(ii)), other covenants in the Second Lien Collateral Documents and Sections 6.1(c) (with respect to any Default under Section 4.4 (other than Sections 4.4(a), 4.4(b)(i) and (ii) and 4.4(c)(ii)), 6.1(d)(ii) (with respect to any Default under Article III (other than Sections 3.1, 3.3 and 3.4) or Article IV, 6.1(e) , 6.1(f), 6.1(g), 6.1(h) (with respect to Material Subsidiaries only), 6.1(i) (with respect to Material Subsidiaries only), 6.1(j) and 6.1(k) (“covenant defeasance option”).  The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.  In the event that the Issuer terminates all of its obligations under the Notes and this Indenture by exercising the legal defeasance option or the covenant defeasance option, the Liens, as they pertain to the Notes and the Guaranties, will be released and the obligations of each Guarantor under its Guaranty of such Notes and, to the extent pertaining to the Notes and the Guaranties, the Second Lien Collateral Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default.  If the Issuer exercises its covenant defeasance option,

payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.1(c) (with respect to any Default under Section 4.4 (other than Sections 4.4(a) 4.4(b)(i) and (ii) and 4.4(c)(ii)), 6.1(d)(ii) (with respect to any Default under Article III (other than Sections 3.1, 3.3 and 3.4) or Article IV, 6.1(e) , 6.1(f), 6.1(g), 6.1(h) (with respect to Material Subsidiaries only), 6.1(i) (with respect to Material Subsidiaries only), 6.1(j) and 6.1(k).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)                                  Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.6, 7.7 and in this Article VIII shall survive until the Notes have been paid in full.  Thereafter, the Issuer’s obligations in Sections 7.6, 8.5 and 8.6 shall survive such satisfaction and discharge.

SECTION 8.2.                                Conditions to Defeasance.

(a)                                 The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)                  the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee immediately available funds in Dollars, U.S. Government Obligations or a combination thereof in an amount in the opinion of a nationally recognized firm of independent accountants sufficient, without reinvestment, for the payment of the principal of, and Applicable Prepayment Premium and interest on the Notes when due at maturity or redemption, as the case may be, and the amount of all other Second Lien Obligations then due and payable or of which Issuer has received written notice;

(ii)               the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide immediately available funds at such times and in such amounts as shall be sufficient to pay principal, Applicable Prepayment Premium and interest when due on all the Notes to maturity or redemption, as the case may be, and the amount of all other Second Lien Obligations then due and payable or of which Issuer has received written notice;

(iii)            91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.1(h) or 6.1(i) with respect to the Issuer occurs which is continuing at the end of the period;

(iv)           no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any First Lien Facility or any other material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(v)              the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment advisor under the Investment Advisors Act of 1940;

(vi)           in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii)        in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners of Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)     the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

SECTION 8.3.                                Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, the Applicable Prepayment Premium on, and interest on, the Notes.

SECTION 8.4.                                Repayment to Issuer.  Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable; provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.4.

Subject to any applicable abandoned property Law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.5.                                Indemnity for U.S. Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6.                                Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and each Guarantor under this Indenture, the Notes and the Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if any of the Issuer or the Guarantors has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1.                                Without Consent of Holders.  (a) Notwithstanding Section 9.2, this Indenture, the Notes, the Guaranties and the other Second Lien Documents may be amended or supplemented by the Issuer, any Guarantor (with respect to a Second Lien Document to which it is a party), the Trustee and the Secured Notes Collateral Agent (if applicable) without notice to or consent of any Holder:

(i)                  to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate of the Issuer delivered to the Trustee;

(ii)               to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under this Indenture, the Second Lien Collateral Documents and the Notes or Guaranty or any other Second Lien Document, as the case may be;

(iii)            to add to the covenants or Events of Default for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor or any Subsidiary;

(iv)           to make any change that does not adversely affect the rights of any Holder in any material respect upon delivery to the Trustee of an Officer’s Certificate of the Issuer certifying the absence of such adverse effect or to make any change that would provide any additional rights or benefits to the Holders;

(v)              to add or release Guaranties in accordance with the terms of this Indenture with respect to the Notes;

(vi)           to supplement Schedules 4.1, 4.2 and 4.3, in accordance with a supplemental indenture substantially in the form attached to this Indenture as Exhibit E, in connection with the addition of a Subsidiary as a Guarantor;

(vii)        to add additional assets as Collateral;

(viii)     to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the other Second Lien Documents, any release of Collateral pursuant to the terms of this Indenture or any of the other Second Lien Documents or any release, termination or discharge of any Lien pursuant to the terms of this Indenture or any of the other Second Lien Documents;

(ix)           to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(x)              to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(xi)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities Law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(xii)        to evidence and provide for the acceptance of appointment by a successor Trustee or Secured Notes Collateral Agent; provided that the successor Trustee or Secured Notes Collateral Agent is otherwise qualified and eligible to act as such under the terms of this Indenture;

(xiii)     to provide for or confirm the issuance of Additional Notes in accordance with this Indenture; or

(xiv)    to comply with Section 4.4.

(b) Holders will be deemed to have consented for purposes of the Second Lien Collateral Documents to any of the following amendments and other modifications to the Second Lien Collateral Documents:

(i)                  to establish that the Liens on any Collateral securing any Indebtedness replacing the First Lien Credit Agreement or any other First Lien Facility permitted to be incurred under Section 4.3 shall have a senior priority to the Liens on such Collateral securing any Obligations under this Indenture, the Notes and the Guaranties, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such replacement; and

(ii)               upon any cancellation or termination of the First Lien Credit Agreement and all other First Lien Facilities without a replacement thereof, to establish that the Collateral  shall secure the Obligations under this Indenture, the Notes and the Guaranties on a first priority basis.

The Secured Notes Collateral Agent shall sign any amendment, waiver or other modification to the Second Lien Collateral Documents set forth in this Section 9.1(b) if such amendment, waiver or other modification does not adversely affect the rights, duties, liabilities or immunities of the Secured Notes Collateral Agent.  In executing any amendment, waiver or other modification to the Second Lien Collateral Documents, the Secured Notes Collateral Agent shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officer’s Certificate stating that the execution of such amendment, waiver or other modification is authorized or permitted by the applicable Second Lien Collateral Document, and complies with the provisions thereof.

SECTION 9.2.                                With Consent of Holders.

(a)                                 This Indenture, the Notes, the Guaranties and the other Second Lien Documents may be amended or supplemented by the Issuer, any Guarantor (with respect to a Second Lien Collateral Document to which it is a party), the Trustee and the Secured Notes Collateral Agent (if applicable) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing or past Default or Event of Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of the Holders of not less than 90% in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and any Notes held by Affiliates), no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

(i)                  reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)               reduce the rate of or extend the stated time for payment of interest on any Note; provided, however, that only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) will be necessary to amend the definition of “Default Rate” or to waive any obligation of the Note Parties to pay interest at the Default Rate;

(iii)            reduce the principal of or extend the Maturity Date or other Stated Maturity of any Note;

(iv)           reduce the Applicable Prepayment Premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 3.12 or 5.1;

(v)              make any Note payable in currency other than that stated in such Note;

(vi)           impair the right of any Holder to receive payment of principal of, the Applicable Prepayment Premium on, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(vii)        release all or substantially all the Guarantors from their Guarantor Obligations, except otherwise in accordance with the terms of this Indenture, or modify the Guaranties in any manner materially adverse to the Holders;

(viii)     waive a Default or Event of Default with respect to the nonpayment of principal of, the Applicable Prepayment Premium on, or interest on, the Notes, except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration; or

(ix)           make any change in the amendment or waiver provisions of this Indenture that require consent  of Holders of not less than 90% in aggregate principal amount of the Notes then outstanding, as described in clauses (i) through (viii) above.

In addition, without the consent Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) and the Issuer, no amendment or waiver may (except as otherwise permitted by the terms of this Indenture, the Second Lien Collateral Documents or other Second Lien Documents) release the security interest granted for the benefit of the Holders in all or substantially all of the Collateral.

(b)                                 It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no amendment to, or deletion of any of the covenants contained in Article III (other than Section 3.1) or Article IV of this Indenture shall be deemed to impair or affect any rights of Holders of Notes to receive payment in respect of the Notes.

(c)                                  After an amendment under this Section 9.2 becomes effective, the Issuer shall (or shall cause the Trustee, at the expense of and at the written request of the Issuer, to) mail or electronically deliver to the Holders of Notes affected thereby a notice briefly describing such amendment.  The failure of the Issuer to deliver such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3.                                Effect of Consents and Waivers.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment or waiver made pursuant to Section 9.2 shall become effective in accordance with its terms.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4.                                Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee, at the request of the Issuer, may require the Holder to deliver it to the Trustee.  The Trustee, at the request of the Issuer, may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.5.                                Trustee and Secured Notes Collateral Agent to Sign Amendments.  The Trustee, and as applicable, the Secured Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, and as applicable, the Secured Notes Collateral Agent, adversely affect the rights, duties, liabilities or immunities of the Trustee or the Secured Notes Collateral Agent.  If it does, the Trustee or the Secured Notes Collateral Agent may but need not sign it.  In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee and the Secured Notes Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture, or the other Second Lien Documents, as applicable, that all conditions precedent to such amendment required by this Indenture or the other Second Lien Documents, as applicable, have been complied with and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions.  Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

SECTION 9.6                                   Payment for Consents. Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, any Guaranty, the Second Lien Collateral Documents, the Intercreditor Agreement or any other Second Lien Document, unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that this Section 9.6 shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Notes where participation in such exchange offer is limited to holders who are Qualified Institutional Buyers.

ARTICLE X

GUARANTIES

SECTION 10.1.                         Guaranties.

(a)                                 Subject to the provisions of this Article X, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, on a senior secured basis, as guarantor and not as a surety, with each other Guarantor, to each Holder, the Trustee and the Secured Notes Collateral Agent, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, repurchase or otherwise, of the principal of, the Applicable Prepayment Premium on, and interest on, the Notes and all other Second Lien Obligations of the Issuer under this Indenture and the Notes (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed or allowable in whole or in part in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

(b)                                 Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment.  Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c)                                  Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)                                 Except as set forth in Section 10.2 and Article VIII, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e)                                  Each Guarantor agrees that its Guaranty herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guaranty in compliance with Section 4.4, Section 10.2 or Article VIII.  Each Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(f)                                   In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by Law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g)                                  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guaranty.

(h)                                 Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Secured Notes Collateral Agent or the Holders in enforcing any rights under this Section 10.1.

(i)                                     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guaranty are knowingly made in contemplation of such benefits.

(j)                                    Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guaranty or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guaranty.

SECTION 10.2.                         Limitation on Liability; Termination, Release and Discharge.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state Law or the Laws of the jurisdiction of organization of such Guarantor and not otherwise being void or voidable under any similar Laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guaranty shall be entitled upon payment in full of all Guarantor Obligations to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b)                                 A Guaranty by a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guaranty and this Indenture shall be released and discharged, upon:

(1)                                 (A)                               the sale, exchange, disposition or other transfer (including through merger, consolidation or dissolution) of (x) the Capital Stock of such Guarantor, if after such transaction the Guarantor is no longer a Subsidiary, or (y) all or substantially all the assets of such Guarantor if such sale, exchange, disposition, dissolution or other transfer is made in compliance with this Indenture, so long as such Guarantor is also released from its Guaranty and all pledges and security interests granted in connection with any Indebtedness under any First Lien Facility;

(B)                               the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s Obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

(C)                               such Guarantor ceasing to constitute a Material Subsidiary (other than a Subsidiary that is a borrower or provides a guaranty under any First Lien Facility) or being or becoming an Excluded Subsidiary or, with respect to any Guarantor that is not a Material Subsidiary, ceasing to be a borrower or to providing a Guaranty under any First Lien Facility; and

(2)                                 the Issuer delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with.

(c)                                  The release of a Guarantor from its Guaranty and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3.                         Right of Contribution.  Subject to Section 10.4, each Guarantor hereby agrees that to the extent that any such Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Guaranty, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Secured Notes Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4.                         Subrogation.  Notwithstanding any payment or payments made by each Guarantor hereunder, each Guarantor shall be subrogated to all of the rights of the Trustee, the Secured Notes Collateral Agent or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Secured Notes Collateral Agent or any Holder for the payment of the Guarantor Obligations, and no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Secured Notes Collateral Agent and the Holders by the Issuer and any other Guarantor on account of the Guarantor Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Secured Notes Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations in accordance with this Indenture.

SECTION 10.5.                         Execution and Delivery.

(a)                                 To evidence its Guaranty set forth in Section 10.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)                                 Each Guarantor hereby agrees that its Guaranty set forth in Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guaranty on the Notes.

(c)                                  If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guaranties shall be valid nevertheless.

(d)                                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

(e)                                  If required by Section 3.11, the Issuer shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 3.11 and this Article X, to the extent applicable.

ARTICLE XI

COLLATERAL AND SECURITY

SECTION 11.1.                         Appointment of the Secured Notes Collateral Agent.  The Issuer and the Trustee, for the benefit of the Holders, hereby appoints Wilmington Trust, National Association as the initial Secured Notes Collateral Agent and the Secured Notes Collateral Agent is hereby authorized and directed to execute and deliver the Second Lien Collateral Documents and the Intercreditor Agreement, binding the Holders to the terms thereof.  Each Holder by its acceptance of any Notes and the Guaranties thereof, irrevocably (a) consents and agrees to such appointment and such execution and delivery of the Second Lien Collateral Documents and the Intercreditor Agreement, (b) authorizes the Secured Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Second Lien

Collateral Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Secured Notes Collateral Agent by the terms of this Indenture, the Second Lien Collateral Documents and the Intercreditor Agreement, and (c) consents and agrees to the terms of the Intercreditor Agreement and each Second Lien Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Secured Notes Collateral Agent hereby accepts such designation and appointment and agrees to act as the Secured Notes Collateral Agent on the express conditions contained in this Indenture.  Each Holder agrees that any action taken by the Secured Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and the Second Lien Collateral Documents, and the exercise by the Secured Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.

SECTION 11.2.                         Collateral.

(a)                                 (i) The due and punctual payment of (A) the principal of, the Applicable Prepayment Premium on, and interest on, the Notes, when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by Law), if any, on the Notes and (B) other Second Lien Obligations, when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, interest on the principal of such other Second Lien Obligations and interest (to the extent permitted by Law), if any, on such principal and (ii) performance of all other obligations under this Indenture, including the obligations of the Issuer set forth in Section 7.6, and the Notes, the Guaranties and the Second Lien Collateral Documents, shall be secured by a Lien on the Collateral, subject to Permitted Liens, as provided in the Second Lien Collateral Documents to which the Issuer and the Guarantors, as the case may be, shall be or shall have become parties to concurrently with the execution of this Indenture and will be secured by all of the Collateral pledged pursuant to the Second Lien Collateral Documents hereafter delivered as required or permitted by the Second Lien Collateral Documents.

(b)                                 Each Holder, by its acceptance of any Notes and the Guaranties, consents and agrees to the terms of the Second Lien Collateral Documents (including the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Secured Notes Collateral Agent to perform its obligations and exercise its rights under the Second Lien Collateral Documents and the Intercreditor Agreement in accordance therewith.

(c)                                  The Trustee and each Holder, by accepting the Notes and the Guaranties, acknowledge that, as more fully set forth in the Second Lien Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of the Second Lien Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Second Lien Collateral Documents and actions that may be taken thereunder.

SECTION 11.3.                         Release of Liens on the Collateral.

(a)                                 The Liens on the Collateral will be automatically and unconditionally released:

(i)                  in whole, upon payment in full of all of the Second Lien Obligations;

(ii)               in whole, upon satisfaction and discharge of this Indenture in accordance with Article VIII;

(iii)            in whole, upon a legal defeasance or covenant defeasance as set forth under Article VIII;

(iv)           as to any asset constituting Collateral, in accordance with, and as expressly provided for under, the Second Lien Collateral Documents and this Indenture; and

(v)              in whole or in part, with the consent of Holders of at least 66 2/3% in aggregate principal amount of the Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes), as provided under Section 9.2.

(b)                                 The Issuer and each Guarantor will furnish to the Trustee and the Secured Notes Collateral Agent, prior to each proposed release of Collateral pursuant to Sections 11.3(a)(i) through (v) or pursuant to the Second Lien Collateral Documents:

(i)                  a written request of the Issuer signed by an Officer (a “Security Document Order”) requesting such release;

(ii)               an Officer’s Certificate to the effect that all conditions precedent provided for in this Indenture and the Second Lien Collateral Documents to such release have been complied with;

(iii)            solely in the case of a release described in Section 11.3(a)(i), (ii), (iii) and (v), an Opinion of Counsel stating that all conditions precedent in the Indenture, the Second Lien Collateral Documents and the Intercreditor Agreement relating to such release have been complied with; and

(iv)           a form of such release (which release shall provide that the requested release is without recourse or warranty to the Trustee or the Secured Notes Collateral Agent).

(c)                                  Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, and if required by this Indenture upon delivery by the Issuer or such Guarantor to the Trustee an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee shall direct the Secured Notes Collateral Agent to promptly cause to be released and reconveyed to the Issuer or the relevant Guarantor, as the case may be, the released Collateral, without recourse, representation or warranty of any kind, and take all other actions reasonably requested by the Issuer in connection therewith, at the Issuer’s expense.

(d)                                 Notwithstanding anything in Sections 11.3(a) through (c) to the contrary, each Holder hereby (i) agrees that with respect to the Liens on any Collateral referenced in Section 11.3(a)(iv), such Liens shall be automatically released at the time of a Disposition of such Collateral to the extent not prohibited by Section 4.5 and the Second Lien Collateral Documents, and (ii) irrevocably authorizes Secured Notes Collateral Agent to execute and deliver all documentation reasonably requested by the Issuer to effect the release of any such Liens granted to or held by the Secured Notes Collateral Agent under any Second Lien Document. For the avoidance of doubt, the foregoing authorization does not impact any right of the Secured Notes Collateral Agent to receive any applicable document contemplated by this Section 11.3 or otherwise in this Indenture prior to delivering such documentation.

SECTION 11.4.                         Authorization of Actions to be Taken by the Trustee or the Secured Notes Collateral Agent Under the Second Lien Collateral Documents and the Intercreditor Agreement.

(a)                                 Subject to the provisions of Article VII of this Indenture and the provisions of the Second Lien Collateral Documents and the Intercreditor Agreement, each of the Trustee or the Secured Notes Collateral Agent may (but shall in no event be required to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Second Lien Collateral Documents and the Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder.  Subject to the provisions of the Second Lien Collateral Documents and the Intercreditor Agreement, the Trustee or the Secured Notes Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Second Lien Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Secured Notes Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)                                 The Trustee or the Secured Notes Collateral Agent shall not be responsible for the existence, genuineness or value (or diminution of value) of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action on its part hereunder, except to the extent such action constitutes negligence, bad faith or willful misconduct on the part of the Trustee or gross negligence or willful misconduct on the part of the Secured Notes Collateral Agent, in each case, as determined by a final non-appealable order of a court of competent jurisdiction, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee or the Secured Notes Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise, take any action to perfect or maintain the perfection of any security interest granted to it under the Second Lien Collateral Documents or otherwise, which shall be the exclusive responsibility of the Issuer and the Guarantors.  Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Secured Notes Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee and the Secured Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Secured Notes Collateral Agent, as the case may be, in good faith.  The Trustee and the Secured Notes Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Second Lien Collateral Documents by the Issuer or the Guarantors. Neither the Trustee nor the Secured Notes Collateral Agent shall be deemed to owe any fiduciary duty to the Holders. The Trustee and the Secured Notes Collateral Agent undertake to perform or to observe only such of their respective covenants or obligations as are specifically set forth in this Indenture, the Intercreditor Agreement and each of the other Second Lien Documents and no implied covenants or obligations with respect to the Holders shall be read into this Indenture against the Trustee or the Secured Notes Collateral Agent.

(c)           Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Guarantor, as applicable, shall deliver to the Trustee or the Secured Notes Collateral Agent the following:

(i)      a written request from an Officer of the Issuer that such Collateral be added in the form of a Security Document Order;

(ii)     the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Second Lien Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Secured Notes Collateral Agent;

(iii)    an Officer’s Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(iv)    an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Secured Notes Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Second Lien Collateral Document being entered into; and

(v)     such financing statements, if any, as the Issuer shall deem necessary to perfect the Secured Notes Collateral Agent’s security interest in such Collateral.

(d)           The Trustee or the Secured Notes Collateral Agent, in giving any consent or approval under the Second Lien Collateral Documents, shall be entitled to receive, as a condition to such consent or approval, an Officer’s Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given is authorized and permitted according to the terms of this Indenture, the Intercreditor Agreement, and the Second Lien Collateral Documents, and the Trustee or the Secured Notes Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate and Opinion of Counsel.

SECTION 11.5.        Second Lien Collateral Documents.  The provisions in this Indenture relating to Collateral are subject to the provisions of the Second Lien Collateral Documents. The Issuer, the Guarantors, the Trustee and the Secured Notes Collateral Agent acknowledge and agree to be bound by the provisions of the Second Lien Collateral Documents.

SECTION 11.6.                            Concerning the Secured Notes Collateral Agent.

(a)           Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Second Lien Collateral Documents and the Intercreditor Agreement, the duties of the Secured Notes Collateral Agent shall be ministerial and administrative in nature, and the Secured Notes Collateral Agent shall not have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Note Party. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture and the other Second Lien Collateral Documents with reference to the Secured Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The Secured Notes Collateral Agent may perform any of its duties under this Indenture, the Second Lien Collateral Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Secured Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)           The grant of permissive rights or powers to the Secured Notes Collateral Agent shall not be construed to impose duties to act.

(d)           The Secured Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement or any Second Lien Collateral Documents. The Secured Notes Collateral Agent shall take such action with respect to a Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the then outstanding Notes (subject to the other provisions of this Indenture).

(e)           The Secured Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Second Lien Collateral Documents or the Intercreditor Agreement unless it shall first receive such direction, advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all loss, liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Secured Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Second Lien Collateral Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(f)            Except as otherwise explicitly provided herein or in the Second Lien Collateral Documents or the Intercreditor Agreement, neither the Secured Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Secured Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction.

(g)           If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Secured Notes Collateral Agent pursuant to the terms of this Indenture or the Second Lien Collateral Documents, or (ii) payments from the Secured Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Secured Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Secured Notes Collateral Agent such proceeds to be applied by the Secured Notes Collateral Agent pursuant to the terms of this Indenture, the Second Lien Collateral Documents and the Intercreditor Agreement.

(h)           The Secured Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Secured Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Secured Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Secured Notes Collateral Agent’s instructions.

(i)            The Secured Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Second Lien Collateral Documents or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Secured Notes Collateral Agent pursuant to this Indenture, any Second Lien Collateral Document or the Intercreditor Agreement, other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes (but then only to the extent such direction is accompanied by indemnity as provided for in this Section 11.6).

(j)            Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Second Lien Collateral Documents, in the event the Secured Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Secured Notes Collateral Agent shall not be required to commence any such action or exercise  any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Secured Notes Collateral Agent has determined that the Secured Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Secured Notes Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Secured Notes Collateral Agent in its sole discretion, protecting the Secured Notes Collateral Agent from all such liability.  The Secured Notes Collateral Agent shall at any time be entitled to cease taking any action described in this Section 11.6(j) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(k)           The parties hereto and the Holders hereby agree and acknowledge that the Secured Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Second Lien Collateral Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Second Lien Collateral Documents, the Secured Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Secured Notes Collateral Agent in the Collateral and that any such actions taken by the Secured Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(l)            Upon the receipt by the Secured Notes Collateral Agent of Security Document Order, the Secured Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Second Lien Collateral Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Secured Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.6(l), and (ii) instruct the Secured Notes Collateral Agent to execute and enter into such Second Lien Collateral Document.  Any such execution of a Second Lien Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the Secured Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Second Lien Collateral Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Secured Notes Collateral Agent to execute such Second Lien Collateral Documents.

(m)          The Secured Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Second Lien Collateral Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

(n)           In each case that the Secured Notes Collateral Agent may or is required hereunder or under any other Second Lien Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Second Lien Document, the Secured Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Secured Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  If the Secured Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Secured Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Secured Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Secured Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(o)           Before the Secured Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.3.  The Secured Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(p)           The provisions of this Section 11.6 are solely for the benefit of the Secured Notes Collateral Agent and none of the Trustee, any of the Holders or any of the Note Parties shall have any rights as a third-party beneficiary of any of the provisions contained herein.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1.        Notices.  Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.  Notices personally delivered will be deemed given at the time delivered by hand.  Notices given by facsimile will be deemed given when receipt is acknowledged.

Notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier.  Any notice or communication to the Trustee or the Secured Notes Collateral Agent shall be deemed delivered upon actual receipt by a Trust Officer. Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or any Guarantor:

CH2M HILL Companies, Ltd.

9191 South Jamaica Street

Englewood, CO 80112-5946

Facsimile:

Attention:

if to the Trustee or the Secured Notes Collateral Agent:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile:  612-217-5651
Attention:  CH2M HILL Companies Administrator

The Issuer or the Trustee or the Secured Notes Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Each of the Trustee and the Secured Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee or the Secured Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Secured Notes Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or the Secured Notes Collateral Agent’s understanding of such instructions shall be deemed controlling.  The Trustee and the Secured Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Secured Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Secured Notes Collateral Agent, including the risk of the Trustee or the Secured Notes Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a

Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 12.2.        Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee or the Secured Notes Collateral Agent to take or refrain from taking any action under this Indenture (except, with respect to clause (ii) of this Section 12.2, in connection with (x) the original issuance of Notes on the date hereof and (y) the execution of any amendment or supplement adding a new Guarantor under this Indenture), the Issuer shall furnish to the Trustee or the Secured Notes Collateral Agent, as applicable:

(i)      an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)     an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3.                         Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i)      a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 12.4.        Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.5.        Days Other than Business Days.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.6.        Governing Law.  This Indenture, the Notes and the Guaranties shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.7.        Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.8.        Waiver of Jury Trial.  EACH NOTE PARTY, THE TRUSTEE AND THE SECURED NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS INDENTURE OR THE OTHER SECOND LIEN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS INDENTURE, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 12.9.        No Recourse Against Others.  No manager, managing director, incorporator, director, officer, employee or holder of any Equity Interests of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guaranties, this Indenture or the Second Lien Collateral Documents or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 12.10.      Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee and the Secured Notes Collateral Agent in this Indenture shall bind its successors.

SECTION 12.11.      Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  One signed copy is enough to prove this Indenture.

SECTION 12.12.      Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13.      Force Majeure.  In no event shall the Trustee or the Secured Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Secured Notes Collateral Agent shall each use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.14.      USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they shall provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 12.15.      Consent to Jurisdiction; Venue.

(a)           Each of the Note Parties irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or any other Second Lien Document to which each is a party, or for recognition or enforcement of any judgment, and each Note Party, the Trustee, the Secured Notes Collateral Agent and Holder irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state courts or, to the fullest extent permitted by applicable Law, in such federal courts.  Each Note Party, the Trustee, the Secured Notes Collateral Agent and Holder agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Indenture or in any other Second Lien Document will affect any right that any Note Party, the Trustee, the Secured Notes Collateral Agent or Holder may otherwise have to bring any action or proceeding relating to this Indenture or any other Second Lien Document in the courts of any other jurisdiction.

(b)           Each of the Note Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Indenture or any other Second Lien Document in any court referred to in Section 12.15(a).  Each Note Party, the Trustee, the Secured Notes Collateral Agent and Holder hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 12.16.      Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.17.      TIA § 314(d) Not Applicable. For the avoidance of doubt, the Issuer and the Guarantors shall not be subject to TIA § 314(d).

SECTION 12.18.      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.19.      Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, each Note Party and Holder agrees that it will not assert, and hereby waives, any claim against any Holder (in the case of such waiver by the Note Parties) and any Note Party or Related Party thereof (in the case of such waiver by any Holder), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Indenture, any other Second Lien Document or any document contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof.

SECTION 12.20.      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Second Lien Document, the interest paid or agreed to be paid under the Second Lien Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law.  If any Holder will receive interest in an amount that exceeds the maximum rate of non-usurious interest permitted by applicable Law, the excess interest will be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Issuer or the Note Guarantors, as applicable.  In determining whether the interest contracted for, charged, or received by a Holder exceeds the maximum rate of non-usurious interest permitted by applicable Law, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Second Lien Obligations hereunder.

SECTION 12.21.      Intercreditor Agreement.

(A)          NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS INDENTURE, THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE SECOND LIEN COLLATERAL DOCUMENTS. THE ISSUER, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE ACKNOWLEDGE THAT THEY HAVE RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT AND ACKNOWLEDGE AND AGREE TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE SECOND LIEN COLLATERAL DOCUMENTS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS INDENTURE TO THE CONTRARY, (I) THE LIENS GRANTED TO THE SECURED NOTES COLLATERAL AGENT, FOR THE BENEFIT OF THE HOLDERS, PURSUANT TO THE SECOND LIEN COLLATERAL DOCUMENTS, (II) THE RIGHT TO CERTAIN PAYMENTS DUE IN RESPECT OF THE OBLIGATIONS UNDER THE NOTES AND THE GUARANTIES, (III) THE RIGHTS OF THE HOLDERS AND THE OBLIGATION OF THE TRUSTEE TO EFFECTUATE CERTAIN AMENDMENTS AND MODIFICATIONS OF THIS INDENTURE AND THE SECOND LIEN COLLATERAL DOCUMENTS AND (IV) THE EXERCISE OF ANY RIGHT OR REMEDY BY THE TRUSTEE, FOR THE BENEFIT OF ITSELF AND THE HOLDERS, OR THE SECURED NOTES COLLATERAL AGENT, FOR THE BENEFIT OF THE HOLDERS, UNDER THIS INDENTURE AND THE SECOND LIEN COLLATERAL DOCUMENTS (OTHER THAN THE INTERCREDITOR AGREEMENT), ARE, IN EACH CASE, SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS INDENTURE AND THE SECOND LIEN COLLATERAL DOCUMENTS (OTHER THAN THE INTERCREDITOR AGREEMENT), THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b)           EACH HOLDER HEREUNDER AUTHORIZES AND INSTRUCTS THE SECURED NOTES COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “SECOND LIEN AGENT” ON BEHALF OF SUCH HOLDER.  THE PROVISIONS OF THIS SECTION 12.21 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH HOLDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE TRUSTEE, THE SECURED NOTES COLLATERAL AGENT NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY HOLDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.

(c)           The Issuer will furnish to any Holder upon written request and without charge a copy of the Intercreditor Agreement.  Requests may be made to the Issuer at the address set forth under Section 12.1.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CH2M HILL Companies, Ltd.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer

CH2M HILL, INC.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Vice President

CH2M HILL ENGINEERS, INC.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Vice President

CH2M HILL CONSTRUCTORS, INC.

By:	/s/ Allan Chow
Name:	Allan Chow
Title:	Treasurer

OPERATIONS MANAGEMENT INTERNATIONAL, INC.

By:	/s/ Allan Chow
Name:	Allan Chow
Title:	Treasurer

CH2M HILL GLOBAL, INC.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Vice President

CHVENG, LLC

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Vice President

CH2M HILL ALASKA, INC.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Vice President

CH2M HILL PLATEAU REMEDIATION COMPANY

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Authorized Signatory

[Signature Page to the Indenture]

WILMINGTON TRUST NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President

WILMINGTON TRUST NATIONAL
ASSOCIATION, as Secured Notes Collateral Agent

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

Global Note Legend, if applicable
Private Placement Legend, if applicable

No.	Principal Amount $ , as revised by the Schedule of Increases or Decreases in the Global Note attached hereto(1)

CUSIP NO. (2)
ISIN (3)

CH2M HILL COMPANIES, LTD.

10% Senior Second Lien Notes due 2020

CH2M HILL Companies, Ltd., a corporation incorporated under the laws of the State of Delaware, promises to pay to [Cede & Co.](4), or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on April 28, 2020.

Interest rate:  10% per annum

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Additional provisions of this Note are set forth on the other side of this Note.

(1)                                 Insert Global Notes only

(2)                                 144A — 12546B AA9

(3)                                 144A — US12546BAA98

(4)                                 Insert Global Notes only

CH2M HILL COMPANIES, LTD.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]
10% Senior Second Lien Notes due 2020

1.             Interest

CH2M HILL Companies, Ltd., a corporation incorporated under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture, hereinafter referred to as the “Issuer”), promise to pay interest on the outstanding principal amount of this Note at the rate per annum shown on the face of this Note.

The Issuer shall pay interest semi-annually in arrears on each Interest Payment Date applicable thereto, on the Maturity Date and at such other times as specified in the Indenture or this Note.  Interest on the outstanding principal amount of the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from Issue Date, and will not accrue on such amount, or any portion thereof, for the day on which such amount or such portion is paid; provided that the first Interest Payment Date shall be November 1, 2017.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and the Applicable Prepayment Premium, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at 2% per annum in excess of the interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year and actual days elapsed.

2.             Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, the Applicable Prepayment Premium on, or interest on, any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, Applicable Prepayment Premium and interest.  The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on Record Date next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after such Record Date and before the Interest Payment Date (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuer shall pay principal, the Applicable Prepayment Premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Notes represented by a Global Note (including principal, Applicable Prepayment Premium, and interest) shall be made by the Paying Agent by the transfer of immediately available funds to the accounts specified by the Depositary.  The Issuer shall make all payments in respect of a Definitive Note (including principal, the Applicable Prepayment Premium, and interest) through the Paying Agent by mailing a check to the registered address of each Holder thereof.

3.             Paying Agent and Registrar

Initially, Wilmington Trust, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, as trustee (“Trustee”), shall act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.             Indenture

The Issuer issued the Notes under an Indenture dated as of April 28, 2017 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors party thereto from time to time, the Trustee and Wilmington Trust, National Association, as Secured Notes Collateral Agent.  The terms of the Notes include those stated in the Indenture.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Issuer.  This Note is one of the 10% Senior Second Lien Notes due 2020 referred to in the Indenture.  The Notes include (i) $200,000,000 aggregate principal amount of the Issuer’s 10% Senior Second Lien Notes due 2020 issued under the Indenture on April 28, 2017 (herein called “Initial Notes”) and (ii) if and when issued, additional Notes of the Issuer that may be issued from time to time under the Indenture subsequent to April 28, 2017 (herein called “Additional Notes”).

5.             Guaranty

To guarantee (among other obligations) the due and punctual payment of the principal of, the Applicable Prepayment Premium on, and interest (including post-filing or post-petition interest) on, the Notes payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture and the Notes, the Guarantors have unconditionally guaranteed (and future guarantors shall unconditionally guarantee), jointly and severally, such obligations on a senior secured basis, subject to the limitations described in Article X of the Indenture.

6.             Optional Redemption

(a)           The Issuer may redeem the Notes, at its option, in whole at any time or from time to time in part, upon notice as described in Section 5.4 of the Indenture, at a redemption price equal to the portion of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to (but not including) the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date), plus the Applicable Prepayment Premium (which the Issuer hereby agrees is liquidated damages and compensation for the costs of making funds available hereunder), calculated as of the Redemption Date on such principal amount.

(b)           In connection with any redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including consummation of a Change of Control or refinancing of Indebtedness.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

(c)           Unless the Issuer defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)           Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Article V of the Indenture.

7.             Change of Control

(a)           If a Change of Control occurs after the Issue Date, unless the Issuer has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, the Issuer shall be required to offer to repurchase all or any part (in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided that the Notes submitted or selected for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $100,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date) as provided in, and subject to the terms of, the Indenture.

(b)           A Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

8.             Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of principal amount of $100,000 and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by Law or permitted by the Indenture.  Neither the Issuer nor the Registrar need register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

9.             Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.          Unclaimed Money

If money for the payment of principal, the Applicable Prepayment Premium, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.          Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes, the Indenture and the Second Lien Collateral Documents if the Issuer irrevocably deposits in trust with the Trustee cash in Dollars, U.S. Government Obligations or a combination thereof (sufficient, without reinvestment, in the opinion of a nationally-recognized certified public accounting firm) for the payment of principal, the Applicable Prepayment Premium and interest on the Notes to redemption or maturity, as the case may be.

12.          Amendment, Waiver

The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

13.          Defaults and Remedies

Events of Default shall be as set forth in Article VI of the Indenture.

If an Event of Default occurs and is continuing, the Trustee, by written notice to the Issuer, or Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency with respect to the Issuer are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

If all or any part of the principal amount of the Notes is accelerated for any reason under Section 6.2(a) or Section 6.2(b) of the Indenture, (including whether voluntary or mandatory, and whether before or after acceleration of other Second Lien Obligations or the commencement of any Insolvency Proceeding, but in any event including any Triggering Event (other than an optional redemption of the Notes which is addressed in Section 5.1 of the Indenture), the Issuer shall pay to the Trustee for the benefit of all Holders entitled to a portion of such prepayment the Applicable Prepayment Premium as liquidated damages and compensation for the costs of making funds available hereunder.

Without limiting the generality of the foregoing paragraph or the provisions of Section 5.1 of the Indenture, it is understood and agreed that if the Second Lien Obligations are properly accelerated for any reason, including because of an Event of Default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any applicable debtor relief laws, sale, disposition, or encumbrance (including by operation of law or otherwise), the Applicable Prepayment Premium, determined with respect to the principal amount of the Notes so accelerated as of the date of acceleration, will also be due and payable as though the principal amount of the Notes were voluntarily redeemed or prepaid as of such date and shall constitute part of the Second Lien Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties to the Indenture as to a reasonable calculation of each Holder’s lost profits as a result thereof.  The Applicable Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Holder as the result of the early termination, and the Issuer agrees that it is reasonable under the circumstances.  The Applicable Prepayment Premium shall also be payable in the event the Second Lien Obligations with respect to the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means.  THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH SUCH ACCELERATION.  The Issuer expressly agrees that:  (A) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates of interest at the time payment is made, (C) there has been a course of conduct between the Holders and the Issuer giving specific consideration to the Issuer in this transaction for such agreement to pay the Applicable Prepayment Premium, and (D) the Issuer shall be estopped hereafter from claiming differently with respect to the matters set forth in this paragraph than as agreed to in this paragraph.  The Issuer expressly acknowledges that its agreement to pay the Applicable Prepayment Premium as herein described is a material inducement to the Holders to purchase the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to the Trustee.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.          Trustee and Secured Notes Collateral Agent Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee or the Secured Notes Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee or the Secured Notes Collateral Agent, as the case may be.

15.          No Recourse Against Others

No manager, managing director, director, officer, employee, incorporator or Holder of any Equity Interests in the Issuer or any Subsidiary or any direct or indirect parent of the Issuer, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Guaranties or the Second Lien Collateral Documents or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

16.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuer have caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

19.          Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default has occurred and is continuing and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

20.          Security

The Notes shall be secured by Liens in the Collateral, in each case subject to Permitted Liens, on the terms and conditions set forth in the Indenture and the Second Lien Collateral Documents. The Secured Notes Collateral Agent holds a Lien in the Collateral for the benefit of the Trustee and the Holders, in each case pursuant to the Second Lien Collateral Documents.

21.          Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of the Note shall be $[       ].  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount in increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.12 of the Indenture, check the box:

☐ 3.12

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.12 of the Indenture, state the amount in principal amount (must be in denominations of $100,000 or integral multiples of $1,000 in excess thereof): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

CH2M HILL Companies, Ltd.

9191 South Jamaica Street

Englewood, CO 80112-5946

Facsimile:

Attention:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile:  (612) 217-5651
Attention:  CH2M HILL Companies Administrator

Re:  10% Senior Second Lien Notes due 2020

Reference is hereby made to the Indenture, dated as of April 28, 2017 (the “Indenture”), among CH2M HILL Companies, Ltd., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Secured Notes Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $     in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐                                    Check and complete if Transferee shall take delivery of a beneficial interest in the IAI Global Note or an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐                                    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $150,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

3.                                      ☐                                    Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐                                    Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is pursuant to other exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                ☐                                    144A Global Note (CUSIP [             ]), or

(ii)                                ☐                                    IAI Global Note (CUSIP [             ]), or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                      After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                ☐                                    144A Global Note (CUSIP [             ]), or

(ii)                                ☐                                    Unrestricted Global Note (CUSIP [             ]), or

(iii)                                 ☐                                    IAI Global Note (CUSIP [             ]), or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

CH2M HILL Companies, Ltd.

9191 South Jamaica Street

Englewood, CO 80112-5946

Facsimile:

Attention:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile:  (612) 217-5651
Attention:  CH2M HILL Companies Administrator

Re:  10% Senior Second Lien Notes due 2020

(CUSIP [             ])

Reference is hereby made to the Indenture, dated as of April 28, 2017 (the “Indenture”), among CH2M HILL Companies, Ltd., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Secured Notes Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the 144A Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

CH2M HILL Companies, Ltd.

9191 South Jamaica Street

Englewood, CO 80112-5946

Facsimile:

Attention:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile:  (612) 217-5651
Attention:  CH2M HILL Companies Administrator

Re:  10% Senior Second Lien Notes due 2020

Reference is hereby made to the Indenture, dated as of April 28, 2017 (the “Indenture”), among CH2M HILL Companies, Ltd., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Secured Notes Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $               aggregate principal amount of:

(a)                                 ☐ a beneficial interest in a Global Note, or

(b)                                 ☐ a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $150,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the

D-1

Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

THIS [           ] SUPPLEMENTAL INDENTURE, dated as of [                 ], 20[    ]  (this “Supplemental Indenture”), is by and among CH2M HILL Companies, Ltd., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent (the “Secured Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the Trustee and the Secured Notes Collateral Agent are parties to an indenture dated as of April 28, 2017 (the “Indenture”), providing for the issuance of the Issuer’s 10% Senior Second Lien Notes due 2020 (the “Notes”);

WHEREAS, Section 3.11 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreements to Become Guarantors.  Each of the New Guarantors hereby unconditionally guarantees the Issuer’s obligations for the due and punctual payment of the Second Lien Obligations and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer, on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

3.                                      Supplements to Schedules to the Indenture. Schedules 4.1, 4.2 and 4.3 to the Indenture are hereby supplemented to add the information set forth in Annexes A, B and C, respectively.

4.                                      Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                                      No Recourse Against Others.  No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any direct or indirect parent of the Issuer, as such, shall have any liability for any obligations of the Issuer or the New

Guarantors under the Notes, the Indenture, the Guaranties or the Second Lien Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

6.                                      Notices.  For purposes of Section 12.1 of the Indenture, the address for notices to each of the New Guarantors shall be:

CH2M HILL Companies, Ltd.

9191 South Jamaica Street

Englewood, CO 80112-5946

Facsimile:

Attention:

7.                                      Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

8.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

9.                                      Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

10.                               The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CH2M HILL COMPANIES, LTD.

By:
	Name:	[ ]
	Title:	[ ]

[ ], as a New Guarantor

By:
	Name:	[ ]
	Title:	[ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Secured Notes Collateral Agent

By:
Name:
Title:

ANNEX A

SUPPLEMENT TO SCHEDULE 4.1 (LIENS)

[                   ]

ANNEX B

SUPPLEMENT TO SCHEDULE 4.2 (INVESTMENTS)

[                   ]

ANNEX C

SUPPLEMENT TO SCHEDULE 4.3 (INDEBTEDNESS)

[                   ]

EXHIBIT F

FORM OF JOINDER AGREEMENT TO SECOND LIEN COLLATERAL AGREEMENT

This JOINDER AGREEMENT, dated as of                 , 20   (as amended, supplemented or otherwise modified from time to time, this “Joinder Agreement”), is entered into and made by                                       , a                  [entity type] (“Additional Obligor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), in its capacity as Secured Notes Collateral Agent (as defined in the Indenture (as defined below)) for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).  All capitalized terms not defined herein will have the meaning ascribed to them in the Security Agreement (defined below).

W I T N E S S E T H:

WHEREAS, (1) CH2M HILL Companies, Ltd., a Delaware corporation, as issuer (the “Issuer”), (2) CH2M HILL, Inc., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL Engineers, Inc., a Delaware corporation (“CH2M Engineers”), CH2M HILL Global, Inc., a Delaware corporation (“CH2M Global”), CH2M HILL Constructors, Inc., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC (formerly known as CH2M HILL Energy, Ltd.), a Delaware limited liability company (“CHVENG”), CH2M HILL Alaska, Inc., an Alaska corporation (“CH2M Alaska”), and CH2M HILL Plateau Remediation Company, a Washington corporation (“CH2M Hill Plateau,” and together with CH2M Inc., OMI, CH2M Engineers, CH2M Global, CH2M Constructors, CHVENG and CH2M Alaska as guarantors, the “Note Guarantors” and each a “Note Guarantor”), and (3) Wilmington Trust, as trustee and as Secured Notes Collateral Agent, have entered into the Indenture, dated as of April 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer, the Note Guarantors and Agent entered into the Second Lien Security Agreement, dated as of April 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Additional Obligor is entering into this Joinder Agreement as required under Section 3.11(b) of the Indenture to become a “Grantor” party to the Security Agreement and is entering or has entered into a supplemental indenture as required under Section 3.11(a) of the Indenture whereby the Additional Obligor will or has become a “Guarantor” party to the Indenture on the terms and conditions set forth therein; and

WHEREAS, Additional Obligor is a Material Subsidiary and currently obtains and enjoys and will continue to obtain and enjoy substantial direct and indirect benefit from the purchase of the Senior Second Lien Notes due 2020 (the “Notes”) issued by the Issuer pursuant to the Indenture.

NOW, THEREFORE, for and in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, it is agreed:

1.                                      Joinder.  By executing and delivering this Joinder Agreement, Additional Obligor becomes a party to the Security Agreement as a Grantor thereunder, with the same force and effect as if originally named therein as a Grantor, and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor under the Security Agreement.  Schedule 1, “Copyrights”, Schedule 2, “Intellectual Property Licenses”, Schedule 3, “Patents”, Schedule 4, “Pledged

Companies”, Schedule 5, “Trademarks”, Schedule 6, “Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers”, Schedule 7, “Deposit Accounts and Securities Accounts”, and Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, and Schedule 8, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement.  Additional Obligor represents and warrants to Agent that each of the representations and warranties contained in Article V of the Security Agreement, with respect to itself, is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

2.                                      Second Lien Document.  This Joinder Agreement is a Second Lien Document.  This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which constitutes an original document, but all of which when taken together constitute a single agreement.  This Joinder Agreement will become effective when it has been executed and delivered by Agent and Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy or other form of electronic transmission will be effective as delivery of a manually executed counterpart of this Joinder Agreement.  As used herein, the term ‘‘electronic transmission’’ means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.                                      Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, (I) THE LIENS AND SECURITY INTERESTS GRANTED TO THE AGENT PURSUANT TO THIS JOINDER AGREEMENT ARE EXPRESSLY SUBJECT AND SUBORDINATE TO THE LIENS AND SECURITY INTERESTS GRANTED IN FAVOR OF THE SENIOR SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT REFERRED TO BELOW), INCLUDING LIENS AND SECURITY INTERESTS GRANTED TO WELLS FARGO BANK, NATIONAL ASSOCIATION (AND ITS PERMITTED SUCCESSORS AND ASSIGNS) PURSUANT TO OR IN CONNECTION WITH THE SECOND AMENDED AND RESTATED  CREDIT AGREEMENT DATED AS OF MARCH 28, 2014, AMONG THE BORROWERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), THE SUBSIDIARY GUARANTORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), THE LENDERS PARTY THERETO FROM TIME TO TIME AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT, AS AMENDED, SUPPLEMENTED, RESTATED, EXTENDED, REFINANCED, RENEWED, REPLACED, DEFEASED, REFUNDED OR OTHERWISE MODIFIED FROM TIME TO TIME, AND THE OTHER SENIOR AGENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), IF ANY, IN EACH CASE IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT AND (II) THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT HEREUNDER IS SUBJECT TO THE LIMITATIONS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF APRIL 28, 2017 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION, AS FIRST LIEN AGENT, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN AGENT, THE OTHER AGENTS, IF ANY, PARTY THERETO, THE BORROWERS AND EACH SUBSIDIARY OF A BORROWER FROM TIME TO TIME PARTY THERETO AND AFFILIATED ENTITIES PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS JOINDER AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

4.                                      Governing Law.  This Joinder Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

Address for notices:

Attention:
Tel:
Facsimile:

Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement]

Annex I-A

to

Joinder Agreement

SUPPLEMENT TO SECURITY AGREEMENT SCHEDULES

Schedule 1

“Copyrights”

Schedule 2

“Intellectual Property Licenses”

Schedule 3

“Patents”

Schedule 4

“Pledged Companies”

Schedule 5

“Trademarks”

Schedule 6

“Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers”

Schedule 7

“Deposit Accounts and Securities Accounts”

Schedule 8

“List of Uniform Commercial Code Filing Jurisdictions”

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

, 20

To:                             Wilmington Trust, National Association, as Secured Notes Collateral Agent

Attention:
Telephone:
Facsimile:

Re:                             The Indenture dated as of April 28, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), among CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee and as Secured Notes Collateral Agent.

Ladies and Gentlemen:

Reference is made to the Indenture.  Capitalized terms used in this Compliance Certificate have the same meaning when used herein as given to them in the Indenture.

Pursuant to Section 3.2(d) of the Indenture, the Issuer, by its undersigned Responsible Officer, acting solely in such capacity, hereby certifies that:

1.                                      The undersigned Responsible Officer is the duly appointed                 of the Issuer and has responsibility for the financial affairs of the Issuer and its Subsidiaries.

2.                                      The undersigned Responsible Officer has reviewed the terms of the Indenture and the other Second Lien Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of the Issuer and its Subsidiaries during the accounting period covered by the financial statements most recently delivered to the Secured Notes Collateral Agent pursuant to Sections 3.2(a) and 3.2(b), as applicable, of the Indenture.

3.                                      Such reviews have not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof of any Default or Event of Default, except for such conditions or events listed on Schedule 1 attached hereto, specifying the nature and period of existence thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of                     ,    .

CH2M HILL COMPANIES, LTD.
a Delaware corporation

By:
Printed Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Dated               , 20

LIST OF EXCEPTIONS

Condition(s) or event(s) constituting a Default or Event of Default:

Period of Existence:

SCHEDULE 4.1

LIENS

File Type	File Number	File Date	Debtor	Secured Party
Original Amendent Continuation	200705122881 200807562805 201105665664	03/23/2007 02/04/2008 11/15/2011	CH2M HILL, INC.	US BANCORP OLIVER ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	20070512289X 200705863385 20110566563X	03/23/2007 06/25/2007 11/15/2011	CH2M HILL, INC.	US BANCORP OLIVER ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	200705401519 200705863407 201105872465	04/27/2007 06/25/2007 12/22/2011	CH2M HILL, INC.	US BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	200808874053 201308232665 201309187736	08/04/2008 01/11/2013 06/07/2013	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment Continuation	200900120361 200901304059 201400620854	03/04/2009 10/05/2009 01/24/2014	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment Continuation	200900793838 201002275251 20140058131X	07/01/2009 04/02/2010 01/17/2014	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment Continuation	200901397863 201002789360 201402036572	10/22/2009 07/01/2010 08/19/2014	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Continuation	20100221824X 201502986912	03/24/2010 01/27/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment Continuation	201002387955 201002873108 201503062870	04/23/2010 07/16/2010 02/09/2015	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Continuation	20100238798X 201503062889	04/23/2010 02/09/2015	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Continuation	201003222984 201504769277	09/17/2010 08/20/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	201003315621 201505004266	10/04/2010 09/14/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	201003424781 201505347260	10/20/2010 10/14/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	201104397763 201607068026	04/12/2011 03/28/2016	CH2M HILL, INC.	DELL FINANCIAL SERVICES L.L.C.

Sch. 4.1-1

File Type	File Number	File Date	Debtor	Secured Party
Original Amendment	201105826544 201308337041	12/14/2011 01/29/2013	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC BANK OF AMERICA, N.A.
Original Amendment	201206353552 201502910126	03/14/2012 01/13/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201206657438	05/02/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201206853237	06/01/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201207204178	07/25/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201207204186	07/25/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20120720464X	07/25/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201207555914	09/20/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201208125808	12/26/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201309483998	07/23/2013	CH2M HILL, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION
Original	201401191159	04/09/2014	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201402370294	10/10/2014	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201402370324	10/10/2014	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201607486545	05/03/2016	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20137590295	05/06/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20137591071	05/07/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20137608523	06/03/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20137608535	06/03/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20127453964	09/25/2012	CH2M HILL ALASKA INC	INLET PETROLEUM COMPANY
Original	20150007398	01/15/2015	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20130867631	03/06/2013	CH2M HILL COMPANIES, LTD.	ASPEN CAPITAL COMPANY, INC.
Original	20131491324	04/18/2013	CH2M HILL COMPANIES, LTD.	CIT FINANCE LLC

Sch. 4.1-2

File Type	File Number	File Date	Debtor	Secured Party
Original	20132818103	07/22/2013	CH2M HILL COMPANIES, LTD.	US EQUIPMENT FINANCE, A DIVISION OF US BANK NATIONAL ASSOCIATION
Original	20144419131	11/03/2014	CH2M HILL CONSTRUCTORS, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20152074275	05/14/2015	CH2M HILL CONSTRUCTORS, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation Amendment Amendment Continuation	20060640763 20110337215 20110529126 20120635963 20160517449	02/23/2006 01/28/2011 02/14/2011 02/17/2012 01/27/2016	CH2M HILL ENGINEERS, INC.	DELL FINANCIAL SERVICES L.L.C.
Original	20142315588	06/13/2014	CH2M HILL ENGINEERS, INC.	RDO EQUIPMENT CO.
Original	03415971 (filed by company number)	12/12/2012 (charge date)	HALCROW GROUP LIMITED	CH2M HILL COMPANIES, LTD.
Original	01674044 (filed by company number)	12/12/2012 (charge date)	HALCROW HOLDINGS LIMITED	CH2M HILL COMPANIES, LTD.

Sch. 4.1-3

SCHEDULE 4.2

INVESTMENTS

Investment	Holder	Invested Balance (USD, at cost)
Amended Silicates, Inc.	CH2M HILL, INC.	190,443
Centennial Investment	CH2M HILL COMPANIES, LTD.	1
CLIM Systems	CH2M HILL NETHERLANDS HOLDINGS B.V.	813,828
C3 Class B-1 Unit	CH2M HILL ENGINEERS, INC.	2,479,000

Sch. 4.2-1

SCHEDULE 4.3

INDEBTEDNESS

Indebtedness		Outstanding balance (O/S Bal) in USD
Capitalized leases		9,208,958
Shareholder notes payable		226,841
VECO acquisition holdback contingency		5,913,789
Halcrow Group Ltd outstanding secured loans from CH2M HILL Companies, Ltd	45,266,568 GBP	59,000,445 as of 9/30/16
Halcrow Holdings Ltd outstanding secured loans from CH2M HILL Companies, Ltd	7,882,876 GBP	11,681,792

Letter of credit and bank guarantee facilities

Account party	Issuing bank	Face Amount	O/S Bal in USD
VECO ENGINEERING Abu Dhabi	National Bank of Abu Dhabi	25,000,000 AED Limit	1,291,959
VECO ENGINEERING Abu Dhabi (Qatar 2022)	National Bank of Abu Dhabi	24,354,614 * QAR Committed	6,695,327
CH2M HILL Companies, Ltd	Riyadh Bank	20,000,000 USD Limit	1,861,804
CH2M HILL Companies, Ltd	BNP Paribas		540,825

Account party	Country	Issuing bank		Face amount	Currency	O/S Bal	USD equivalent
Halcrow Intl Partnership	UAE	HSBC Middle East Ltd	Bank guarantees	26,000,000	AED	25,367,964	6,906,682
Halcrow Consulting India Private Limited	India	The HSBC Limited, India	Bank guarantees	64,000,000	INR	65,231,693	968,038
Halcrow Group Ltd	UK	HSBC Bank plc	Bank guarantees	1,650,000	GBP	1,602,320	2,374,510

Other bank facilities

Business entity name	Country	Credit bank	Purpose(1)	Limit Amount	Currency	O/S/ Bal	USD equivalent
Loan/overdraft facilities
Halcrow Consulting India Private Limited	India	Bank of America	Overdraft & working capital loan	6,000,000	USD	—	—
CH2M HILL (India) Private Ltd	India	Bank of America	Overdraft & working capital loan	2,000,000	USD	—	—
CH2M HILL Energy Canada Ltd.	Canada	JP Morgan	Overdraft & working capital loan	5,000,000	CAD	—	—

(1) All Halcrow, CH2M and Veco Engineering letter of credit and bank guarantee facilities in the above sections are guaranteed by CH2M HILL Companies, Ltd.

Bi-lateral letters of credit

Issuing bank	Number	Issue date	Maturity date	Currency issued	Original local amount	USD equivalent
National Bank of Abu Dhabi	LG089856/12	16-Feb-12	Open	QAR	80,784,226	6,683,964
BNP Paribas New York	#04123635	13-Aug-13	13-Aug-16	USD	104,400	420,525
BNP Paribas New York	#04131346	28-Aug-14	1-Aug-16	USD	120,300	120,300
Riyad Bank Saudi	HOU/S/07331	3-Jun-13	3-Jun-13	SAR	400,440	106,784
Riyad Bank Saudi	HOU/S/07398	8-Aug-13	8-Aug-13	SAR	430,250	114,733
Riyad Bank Saudi	HOU/S/07567	5-Feb-14	5-Feb-14	SAR	239,197	63,786
Riyad Bank Saudi	HOU/S/07730	21-May-14	31-Dec-16	SAR	103,124	27,500
Riyad Bank Saudi	HOU/S/07832	14-Aug-14	30-Aug-16	SAR	1,789,465	477,191
Riyad Bank Saudi	HOU/S/07837	14-Aug-14	30-Jan-17	SAR	285,532	76,142
Riyad Bank Saudi	HOU/S/07917	6-Nov-14	23-Jul-16	SAR	860,750	229,533
Riyad Bank Saudi	HOU/S/08010	10-Mar-15	30-Jun-17	SAR	54,747	14,599

Sch. 4.3-2

Issuing bank	Number	Issue date	Maturity date	Currency issued	Original local amount	USD equivalent
Riyad Bank Saudi	HOU/S/08095	28-May-15	1-Jul-17	SAR	207,464	55,324
Riyad Bank Saudi	HOU/S/08186	12-Aug-15	30-Sep-17	SAR	125,315	33,417
Riyad Bank Saudi	HOU/S/08203	25-Aug-15	23-Aug-16	SAR	414,094	110,425
Riyad Bank Saudi	HOU/S/08204	25-Aug-15	27-Jun-16	SAR	487,780	130,075
Riyad Bank Saudi	HOU/S/08321	18-Nov-15	28-Feb-16	SAR	67,932	18,115
Riyad Bank Saudi	HOU/S/08473	31-Dec-15	13-Sep-19	SAR	295,673	78,846
Riyad Bank Saudi	HOU/S/08525	29-Feb-16	6-Jul-16	SAR	120,000	32,000
Riyad Bank Saudi	HOU/S/08551	15-Mar-16	19-Jul-16	SAR	1,100,000	293,333

Halcrow bank guarantees

Issuing bank	GTEE number	Start date	Expiry date	Currency	F/C Value in AED	USD equivalent
HSBC MENA	APGDUB17138	6-May-12	unlimited	AED	374,004	101,826
HSBC MENA	APGDUB22826	24-Sep-12	27-Aug-16	KWD	408,357	111,179
HSBC MENA	APGDUB25366	2-Dec-12	unlimited	OMR	369,519	100,605
HSBC MENA	APGDUB785566	6-Jul-11	Unlimited	SAR	142,744	38,863
HSBC MENA	FNGDUB763044	14-May-06	Unlimited	AED	50,000	13,613
HSBC MENA	FNGDUB763048	5-Jun-07	Unlimited	AED	30,000	8,168
HSBC MENA	FNGDUB763082	5-Jun-04	Unlimited	AED	6,000	1,634
HSBC MENA	FNGDUB763083	12-Nov-03	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763084	2-Mar-03	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763086	7-Nov-05	Unlimited	AED	36,000	9,801
HSBC MENA	FNGDUB763087	27-Feb-03	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763089	16-Mar-04	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763091	20-May-04	Unlimited	AED	9,000	2,450
HSBC MENA	FNGDUB763092	24-Mar-03	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763093	27-Apr-03	Unlimited	AED	12,000	3,267
HSBC MENA	FNGDUB763095	25-May-03	Unlimited	AED	15,000	4,084
HSBC MENA	FNGDUB763096	12-Jul-04	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763098	24-Jun-03	Unlimited	AED	15,000	4,084
HSBC MENA	FNGDUB763099	12-Jul-03	Unlimited	AED	12,000	3,267
HSBC MENA	FNGDUB763122	3-May-07	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763131	8-May-07	Unlimited	AED	3,000	817
HSBC MENA	FNGDUB763144	16-Dec-07	Unlimited	AED	30,000	8,168
HSBC MENA	PEBDUB14524	15-Mar-12	Unlimited	SAR	421,268	114,695
HSBC MENA	PEBDUB15007	20-Mar-12	4-Aug-16	KWD	440,683	119,980
HSBC MENA	PEBDUB17933	20-May-12	Unlimited	SAR	485,744	132,249
HSBC MENA	PEBDUB21840	4-Sep-12	Unlimited	USD	183,625	49,994
HSBC MENA	PEBDUB22821	24-Sep-12	27-Aug-16	KWD	408,357	111,179
HSBC MENA	PEBDUB26108	1-Jan-13	unlimited	AED	336,000	91,479
HSBC MENA	PEBDUB26371	17-Jan-13	unlimited	AED	49,995	13,612
HSBC MENA	PEBDUB26564	18-Nov-12	unlimited	AED	2,404,995	654,784
HSBC MENA	PEBDUB27601	17-Feb-13	unlimited	AED	186,957	50,901
HSBC MENA	PEBDUB27909	13-Feb-13	unlimited	OMR	190,779	51,942
HSBC MENA	PEBDUB763008	27-Jun-10	24-Nov-16	QAR	3,495,921	951,799
HSBC MENA	PEBDUB763024	11-May-10	Unlimited	AED	1,138,667	310,013
HSBC MENA	PEBDUB763025	12-May-10	Unlimited	AED	1,226,667	333,972
HSBC MENA	PEBDUB763043	14-May-06	Unlimited	AED	1,518,712	413,485
HSBC MENA	PEBDUB763047	13-May-07	Unlimited	AED	371,215	101,067
HSBC MENA	PEBDUB763057	18-Nov-08	unlimited	QAR	302,554	82,373
HSBC MENA	PEBDUB763058	14-Aug-08	Unlimited	AED	96,456	26,261
HSBC MENA	PEBDUB763059	21-May-09	Unlimited	AED	906,519	246,809
HSBC MENA	PEBDUB763061	30-Jul-09	Unlimited	AED	426,243	116,049
HSBC MENA	PEBDUB763062	24-Feb-09	Unlimited	QAR	5,184,311	1,411,481
HSBC MENA	PEBDUB763066	15-Oct-09	Unlimited	AED	92,000	25,048
HSBC MENA	PEBDUB763069	12-Aug-10	Unlimited	AED	300,000	81,678
HSBC MENA	PEBDUB763071	27-Apr-10	Unlimited	AED	835,472	227,466
HSBC MENA	PEBDUB763079	16-Mar-10	Unlimited	AED	408,490	111,215

Sch. 4.3-3

Issuing bank	GTEE number	Start date	Expiry date	Currency	F/C Value in AED	USD equivalent
HSBC MENA	PEBDUB763080	30-Jan-10	Unlimited	AED	941,244	256,263
HSBC MENA	PEBDUB763081	11-Jan-11	Unlimited	AED	835,906	227,584
HSBC MENA	TEBDUB12252	12-Jan-12	Unlimited	AED	80,000	21,781
HSBC MENA	TEBDUB19000	21-Jun-12	Unlimited	AED	150,000	40,839
HSBC MENA	TEBDUB19080	25-Jun-12	Unlimited	AED	450,000	122,517
HSBC UK	181814	30-Oct-03	21-Sep-12	USD	187,971	187,971
HSBC UK	182205	20-Nov-03	21-Sep-12	USD	220,505	220,505
HSBC UK	189065	20-Oct-04	Unlimited	AED	290,000	78,955
HSBC UK	216601	18-Feb-09	21-May-18	EUR	339,968	386,030
HSBC UK	219809	6-Oct-09	Unlimited	TND	51,826	24,017
HSBC UK	219810	6-Oct-09	Unlimited	TND	103,652	48,033
HSBC UK	224042	23-Jul-10	Unlimited	NOK	4,165,338	507,505
HSBC UK	227972	28-Mar-11	Unlimited	AED	366,879	99,886
HSBC UK	227973	28-Mar-11	Unlimited	AED	772,612	210,351
HSBC UK	232482	5-Jan-12	Unlimited	USD	611,257	611,257
HSBC India	PEBNDH110324	20-Apr-11	20-Apr-17	INR	5,979,747	88,739
HSBC India	PEBNDH110334	25-Apr-11	26-Apr-17	INR	54,341,946	806,434
HSBC India	PEBNDH110924	7-Sep-11	30-Jun-16	INR	1,975,000	29,309
HSBC India	PEBNDH110925	7-Sep-11	30-Jun-16	INR	1,975,000	29,309
HSBC India	PEBNDH121952	14-Aug-12	30-Jun-16	INR	960,000	14,246

VECO Engineering’s bank guarantees
(Issued by National Bank of Abu Dhabi)

LG number	Issue date	Expiry date	Currency	Amount	USD equivalent
TFO/BB/66184/L	15-Dec-11	15-Sep-16	USD	50,000	50,000
TFAE15PB004398L	18-Oct-15	18-Feb-17	AED	111,000	30,221
TFO/PB/046704/L	28-Aug-06	28-Aug-16	USD	80,000	80,000
TFO/PB/053403/L	1-Jun-08	1-Sep-16	USD	200,000	200,000
TFO/PB/064488/L	1-Jun-11	16-Aug-16	USD	300,000	300,000
TFO/PB/065346/L	29-Aug-11	15-Aug-16	AED	76,000	20,692
TFO/PB/069182/L	17-Dec-12	9-Sep-16	AED	53,875	14,668
TFO/PB/074285/L	23-Sep-14	22-Sep-16	USD	200,000	200,000
TFO/GL/034084L	1-Dec-03	23-Nov-16	AED	47,000	12,796
TFO/GL/036096L	3-May-04	24-Apr-17	AED	6,000	1,634
TFO/GL/043529L	28-Nov-05	20-Nov-16	AED	50,000	13,613
TFO/GL/044588/L	13-Mar-06	5-Mar-17	AED	45,000	12,252
TFO/GL/047906/L	3-Jan-07	26-Dec-16	AED	60,000	16,336
TFO/GL/049956/L	10-Jul-07	2-Jul-17	AED	50,000	13,613
TFO/GL/050994/L	22-Oct-07	14-Oct-16	AED	90,000	24,503
TFO/GL/052067/L	3-Feb-08	27-Jan-17	AED	90,000	24,503
TFO/GL/053582/L	12-Jun-08	5-Jun-17	AED	90,000	24,503
TFO/GL/054088/L	29-Jul-08	22-Jul-16	AED	90,000	24,503
TFO/GL/054403/L	7-Sep-08	31-Aug-16	AED	90,000	24,503
TFO/GL/054606/L	7-Oct-08	30-Sep-16	AED	90,000	24,503
TFO/GL/054909/L	5-Nov-08	29-Oct-16	AED	120,000	32,671
TFO/GL/059957/L	7-Mar-10	26-Feb-17	AED	90,000	24,503
TFO/GL/060305/L	5-Apr-10	31-Mar-17	AED	150,000	40,839
TFO/GL/066066/L	30-Nov-11	25-Feb-17	AED	120,000	32,671
TFO/GL/074692/L	10-Nov-14	9-Nov-16	AED	150,000	40,839
TFAE15GP003150L	20-Aug-15	23-Aug-16	AED	16,000	4,356

Sch. 4.3-4